 Filed pursuant to Rule 424(b)(3)

Registration Number 333-198502

Prospectus Supplement No. 2 (To prospectus dated September 11, 2014)

5,768,470 Shares of Common Stock

Sysorex Global Holdings Corp.

This Prospectus Supplement No. 2 (the “Prospectus Supplement”) supplements our Prospectus dated September 11, 2014, as supplemented by Prospectus Supplement No. 1 dated October 9, 2014 (the “Prospectus”), relating to the offer and sale of up to 5,768,470 shares of common stock, par value $0.001, of Sysorex Global Holdings Corp., a Nevada corporation (the “Company,” “Sysorex,” “us,” “our,” or “we”) by the selling stockholders identified on page 40 of the Prospectus. We are not selling any securities under this Prospectus Supplement and the Prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholders.

The selling stockholders may sell the shares of common stock described in the Prospectus in a number of different ways and at varying prices.  See “Plan of Distribution” in the Prospectus for more information about how the selling stockholders may sell the shares of common stock being registered pursuant to this Prospectus Supplement and Prospectus.

We will pay the expenses incurred in registering the shares, including legal and accounting fees. See “Plan of Distribution” in the Prospectus.

We are an “emerging growth company” under the Federal Securities laws and are subject to reduced public company reporting requirements as set forth on page 5 of Prospectus.  Our common stock is currently quoted on the Nasdaq Capital Market under the symbol “SYRX”.  On October 31, 2014, the last reported sale price of our common stock on the Nasdaq Capital Market was $2.30.

Recent Developments

This Prospectus Supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 27, 2014 (the “Current Report”). Accordingly, we have attached the Current Report to this Prospectus Supplement. Any statement contained in the Prospectus shall be deemed to be modified or superseded to the extent that information in this Prospectus Supplement modifies or supersedes such statement. Any statement that is modified or superseded shall not be deemed to constitute a part of the Prospectus except as modified or superseded by this Prospectus Supplement.

This Prospectus Supplement should be read in conjunction with, and may not be delivered or utilized without, the Prospectus.

In reviewing this Prospectus Supplement, you should carefully consider the matters described under the caption “Risk Factors” beginning on page 9 of the Prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this Prospectus Supplement is truthful or complete. Any representation to the contrary is a criminal offense.

This Prospectus Supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities.

The date of this Prospectus Supplement is November 3, 2014

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 27, 2014 (October 21, 2014)

SYSOREX GLOBAL HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2479 E. Bayshore Road, Suite 195 Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 702-2167

No change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Entry into Director Services Agreements

On October 21, 2014, Sysorex Global Holdings Corp. (the “Company”) entered into director services agreements with Leonard A. Oppenheim, Thomas L. Steding, Kareem M. Irfan, and Tanveer A. Khader, all independent directors (individually referred to as an “Independent Director” and collectively referred to as the “Independent Directors”) on the Company’s Board of Directors (the “Board”).

Mr. Oppenheim will receive quarterly compensation of: (i) $5,000 for serving as an Independent Director, (ii) $625 for serving as a member of the Audit Committee, (iii) $625 for serving as a member of the Compensation Committee, and (iv) $625 for serving as a member of the Nominating Committee. In addition, Mr. Oppenheim will also be entitled to (1) a non-qualified stock option to purchase up to 10,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) (subject to adjustment for any reverse or forward stock split) issued under the Company’s 2011 Employee Stock Incentive Plan (the “Plan”), which will vest over 48 months in equal installments of 1/48 per month, with an exercise price equal to the closing market price per share of the Common Stock as reported by Nasdaq on the grant date (subject to adjustment for any reverse or forward stock split), pursuant to a non-qualified stock option agreement and (2) restricted stock awards equal to 5,000 shares of Common Stock per quarter issued under the Plan, which will be fully vested as of each award grant date.

Mr. Steding will receive quarterly compensation of: (i) $5,000 for serving as an Independent Director, (ii) $625 for serving as a member of the Audit Committee, (iii) $625 for serving as a member of the Compensation Committee, and (iv) $625 for serving as a member of the Nominating Committee. In addition, Mr. Steding will also be entitled to (1) a non-qualified stock option to purchase up to 10,000 shares of Common Stock (subject to adjustment for any reverse or forward stock split) issued under the Plan, which will vest over 48 months in equal installments of 1/48 per month, with an exercise price equal to the closing market price per share of the Common Stock as reported by Nasdaq on the grant date (subject to adjustment for any reverse or forward stock split), pursuant to a non-qualified stock option agreement and (2) restricted stock awards equal to 5,000 shares of Common Stock per quarter issued under the Plan, which will be fully vested as of each award grant date.

Mr. Irfan will receive quarterly compensation of: (i) $5,000 for serving as an Independent Director, and (ii) $625 for serving as a member of the Audit Committee. In addition, Mr. Irfan will also be entitled to (1) a non-qualified stock option to purchase up to 10,000 shares of the Company’s Common Stock (subject to adjustment for any reverse or forward stock split) issued under the Plan, which will vest over 48 months in equal installments of 1/48 per month, with an exercise price equal to the closing market price per share of the Common Stock as reported by Nasdaq on the grant date (subject to adjustment for any reverse or forward stock split), pursuant to a non-qualified stock option agreement and (2) restricted stock awards equal to 5,000 shares of Common Stock per quarter issued under the Plan, which will be fully vested as of each award grant date.

Mr. Khader will receive quarterly compensation of: (i) $5,000 for serving as an Independent Director, and (ii) $625 for serving as a member of the Nominating Committee. In addition, Mr. Khader will also be entitled to (1) a non-qualified stock option to purchase up to 10,000 shares of Common Stock (subject to adjustment for any reverse or forward stock split) issued under the Plan, which will vest over 48 months in equal installments of 1/48 per month, with an exercise price equal to the closing market price per share of the Common Stock as reported by Nasdaq on the grant date (subject to adjustment for any reverse or forward stock split), pursuant to a non-qualified stock option agreement and (2) restricted stock awards equal to 5,000 shares of Common Stock per quarter issued under the Plan, which are fully vested as of each award grant date.

The Independent Directors will also receive $1,000 payable in cash for each Board meeting attended in person and $500 for each Board meeting attended by telephone. The Company has also agreed to reimburse the Independent Directors for ordinary and reasonable expenses incurred in exercising their responsibilities and duties as an Independent Director.

The above are brief descriptions of the director services agreements, non-qualified stock option agreements and restricted stock award agreements and are qualified in their entirety by the full text of the director services agreements, non-qualified stock option agreements, and restricted stock award agreements, respectively, which are attached to this Current Report as exhibits.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Entry into Executive Employment Agreements

On October 21, 2014, the Company entered into employment agreements with each of William Frederick, the Company’s Chief Financial Officer, and Wendy Loundermon, the Company’s Vice President of Finance and Secretary (individually referred to as an “Executive” and collectively referred to as the “Executives”), effective as of October 1, 2014 (the “Effective Date”). The Compensation Committee of the Board determined and approved the individual elements of total compensation for the Executives.

Pursuant to the employment agreements, Mr. Frederick will be compensated at an annual rate of $250,000 and Ms. Loundermon will be compensated at an annual rate of $200,000.

Additionally, the Company shall issue Mr. Frederick an incentive stock option to purchase 200,000 shares of Common Stock (subject to adjustment for any reverse or forward stock split) under the Plan pursuant to an incentive stock option agreement, which shall have an exercise price set by the Compensation Committee of the Board and will vest, in equal amounts, over the four (4) year period beginning on the date that is six (6) months from the Effective Date and ending four (4) years and six (6) months after the Effective Date.

The Executives will be eligible to participate in any employee benefit plans the Company offers. Also, Mr. Frederick and Ms. Loundermon will each be entitled to three (3) weeks and four (4) weeks of paid time off each year, respectively, as set forth in their employment agreements.

At least annually, each Executive and the Compensation Committee of the Board will meet to establish (i) performance standards and goals to be met by the Executive and (ii) cash bonus targets based on the performance standards and goals that are achieved. The standards and goals and the bonus targets will be set by the Compensation Committee of the Board, in its sole discretion.

Our Board may terminate the services of the Executives for with or without “cause,” as defined in the employment agreements. The employment agreements may also be terminated by an Executive’s death or disability, by the election of the Executive or due to a change of control, as defined in the employment agreements.

If an Executive is terminated as a result of death, disability or the Executive’s election, he will receive his accrued but unpaid salary (the “Termination Payment”). The Executive will be entitled to continue to participate in any employee benefit plan to the extent provided for in the plan or as may be required by law.

If the Company terminates Mr. Frederick’s employment in connection with a change of control (as defined in the employment agreement, or any reason other than for cause, Mr. Frederick will receive the Termination Payment and severance consisting of his base salary at the then current rate and levels for three (3) months from the date of termination after six (6) months of employment and six (6) months from the date of termination after two (2) years of employment. If the Company terminates Ms. Loundermon’s employment in connection with a change of control (as defined in the employment agreement), or any reason other than for cause, Ms. Loundermon will receive the Termination Payment and severance consisting of her base salary at the then current rate for twelve (12) months from the date of termination.

A termination as a result of a change in control is defined as a termination that occurs as a result of (A) any merger, consolidation, share exchange, division or other reorganization or transaction of the Company (a “Fundamental Transaction”) with any other entity, other than a Fundamental Transaction that results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power immediately after such Fundamental Transaction of (i) the Company’s outstanding securities, (ii) the surviving entity’s outstanding securities, or (iii) in the case of a division, the outstanding securities of each entity resulting from the division, or (B) any sale, transfer or other disposition of all or substantially all of the Company’s assets to one or more unaffiliated other persons in a single transaction or series of related transactions.  For avoidance of doubt, a public offering of securities by the Company or its stockholders shall not constitute a Change of Control.

The above are brief descriptions of the employment agreements and incentive stock option agreement and are qualified in their entirety by the full text of the employment agreements and incentive stock option agreement, respectively, which are attached to this Current Report as exhibits.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Director Services Agreement with Leonard A. Oppenheim dated October 21, 2014.*
10.2	Director Services Agreement with Thomas L. Steding dated October 21, 2014.*
10.3	Director Services Agreement with Kareem M. Irfan dated October 21, 2014.*
10.4	Director Services Agreement with Tanveer A. Khader dated October 21, 2014.*
10.5	Form of Non-Qualified Stock Option Agreement.*
10.6	Form of Restricted Stock Award Agreement.*
10.7	Employment Agreement, effective as of October 1, 2014, between William Frederick and the Company.*
10.8	Employment Agreement, effective as of October 1, 2014, between Wendy Loundermon and the Company.*
10.9	Form of Incentive Stock Option Agreement.*

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSOREX GLOBAL HOLDINGS CORP.

Dated: October 27, 2014	By:	/s/ William W. Frederick
Name: William W. Frederick
Title: Chief Financial Officer

Exhibit 10.1

Sysorex Global Holdings Corp.

Board of Directors Services Agreement

This Board of Directors Services Agreement (this “Agreement”), dated October 21, 2014 (the “Effective Date”), is entered into between Sysorex Global Holdings Corp., a Nevada corporation (the “Company”), and Leonard A. Oppenheim, an individual (“Director”).

RECITALS

WHEREAS, the Company desires to retain the services of Director for the benefit of the Company and its stockholders; and

WHEREAS, Director has served as a director of the Company and desires to remain on the Company’s Board of Director, for the period of time and subject to the terms and conditions set forth herein.

NOW, THEREFORE, for consideration and as set forth herein, the parties hereto agree as follows:

AGREEMENT

1.          Board Duties.

(a)     Director agrees to provide services to the Company as a member of the Board of Directors as of the Effective Date. Director shall, for so long as he remains a member of the Board of Directors, meet with the other members of the Board of Directors and/or the Company’s executive officers upon request, at dates and times mutually agreeable to the parties, to discuss any matter involving the Company (including any subsidiary). Director acknowledges and agrees that the Company may rely upon Director’s expertise in business disciplines where Director has significant experience with respect to the Company’s business operations and that such requests may require substantial additional time and efforts in addition to Director’s customary service as a member of the Board of Directors.

(b)     Director understands that as a member of the Board of Directors he is bound by the duties of care, loyalty and good faith. As such, Director may not use Director’s position of trust and confidence to further Director’s private interests, Director must inform himself of all material information reasonably available before voting on a transaction and Director may act as a member of the Board of Directors only for the purpose of advancing the best interests of the Company and all of its stockholders, may not intentionally violate the law and may not consciously disregard Director’s duties to the Company (including any subsidiary) and its stockholders. Membership on the Board of Directors shall require adherence to board member conduct policies adopted by the Board of Directors and enforced equally upon all directors.

2.          Compensation.

(a)     Board Compensation. As compensation for the services provided herein, the Company shall pay to Director, so long as Director continues to fulfill Director’s duties and to provide services pursuant to this Agreement, quarterly compensation at the initial rate of $5,000 commencing in the quarter ended September 30, 2014. All cash compensation payable pursuant to this Section 2 shall be paid on the last day of each fiscal quarter.

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(b)     Committee Stipend. As compensation for the services provided herein, as a member or chair of the following committees of the Board of Directors, the Company shall compensate Director as follows:

i.	Audit Committee – As a member of the committee, Director to receive quarterly compensation at the initial rate of $625.
ii.	Compensation Committee – As a member of the committee, Director to receive quarterly compensation at the initial rate of $625.
iii.	Nominating Committee – As a member of the committee, Director to receive quarterly compensation at the initial rate of $625.

provided, however, that no such compensation for services as a director or committee member shall be paid to Director if he is employed by the Company in any capacity, including but not limited to a consulting or advisory role. Such rates of compensation shall be subject to upward or downward adjustment, in the sole discretion of the Board of Directors or any committee of the Board of Directors empowered to establish the compensation of directors or committee members, upon written notice to Director, and any such adjustment shall not require an amendment to this Agreement, which will remain in effect in accordance with its terms notwithstanding any such adjustment.

(c)     Options. In addition to the above-mentioned compensation, Director shall also be entitled to non-qualified stock options to purchase up to 10,000 shares of the Company’s common stock (subject to adjustment for any reverse or forward stock split), issued under the Company’s 2011 Employee Stock Incentive Plan (the “Plan”), in accordance with the terms of an Non-Qualified Stock Option Agreement in substantially the form attached hereto as Exhibit A.

(d)     Restricted Stock Award. In addition to the above mentioned compensation, Director shall also be entitled to a restricted stock award equal to 5,000 shares per quarter so long as the Director continues to fulfill Director’s duties and provide services pursuant to this Agreement; each restricted stock award of 5,000 shares shall be pursuant to a Restricted Stock Agreement in substantially the form attached hereto as Exhibit B.

(e)     Board Meeting Compensation. In addition to the above mentioned compensation, Director shall receive $1,000 cash payment for each board meeting attended in person and $500 for each board meeting attended by phone.

(f)     Accrued Compensation. In addition to the above mentioned compensation, the Company agreed to issue up to 35,715 shares of the Company’s common stock for services rendered by Director during the 2012 fiscal year, the 2013 fiscal year, and first six months of the 2014 fiscal year. Director shall, at any time in his sole discretion, instruct the Company to issue such shares to Director, provided that all shares issuable pursuant to this Section 2(f) shall be issued no later than December 31, 2014.

3.          Reimbursement of Expenses. The Company will reimburse Director for reasonable business expenses incurred on behalf of the Company in discharging Director’s duties as a member of the Board of Directors, provided that any such expenses in excess of $100 are approved in advance by the Company’s Chief Executive Officer or Chief Financial Officer and provided further that Director shall provide the Chief Financial Officer with reasonable substantiating documentation relating to such expenses prior to reimbursement. Upon the conclusion of Director’s service hereunder, any property of the Company, including, without limitation, laptops, personal computers and related equipment, used by Director may (if the Company agrees) be purchased by Director from the Company at its then current fair market value, to be determined in good faith by the Chief Financial Officer of the Company, or returned to the Company.

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4.          Non-Disparagement. Director agrees to forbear from making, causing to be made, publishing, ratifying or endorsing any and all disparaging remarks, derogatory statements or comments to any third party with respect to the Company and its affiliates, including, without limitation, the Company’s parent, subsidiaries, officers, directors and employees (collectively, “Company Parties”). Further, Director hereby agrees to forbear from making any public or non-confidential statement with respect to any of the Company Parties. The duties and obligations of this paragraph 4 shall continue following the termination of this Agreement.

5.          Confidentiality. Director agrees that Director will have access to and become acquainted with confidential proprietary information of the Company and its subsidiaries (“Confidential Information”) which is owned by the Company and its subsidiaries and is regularly used in the operation of the Company’s and its subsidiaries’ businesses. As used in this Agreement, the term “Confidential Information” shall mean proprietary and non-public information that is not disclosed by the Company in its filings with the Securities and Exchange Commission (the “SEC”). Director agrees that the term “Confidential Information” as used in this Agreement is to be broadly interpreted and includes (i) information that has, or could have, commercial value for the business in which the Company or any of its subsidiaries is engaged, or in which the Company or its subsidiaries may engage at a later time, and (ii) information that, if disclosed without authorization, could be detrimental to the economic interests of the Company or any of its subsidiaries. Director agrees that the term “Confidential Information” includes, without limitation, any patent, patent application, copyright, trademark, trade name, service mark, service name, “know-how,” negative “know-how,” trade secrets, customer and supplier identities, characteristics and terms of agreement, details of customer or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisitions plans, science or technical information, ideas, discoveries, designs, computer programs (including source codes), financial forecasts, unpublished financial information, budgets, processes, procedures, formulae, improvements or other proprietary or intellectual property of the Company, whether or not in written or tangible form, and whether or not registered, and including all memoranda, notes, summaries, plans, reports, records, documents and other evidence thereof. Director acknowledges that all Confidential Information, whether prepared by Director or otherwise acquired by Director in any other way, shall remain the exclusive property of the Company. Director promises and agrees that Director shall not misuse, misappropriate, or disclose in any way to any person or entity any of the Company’s Confidential Information, either directly or indirectly, nor will Director use the Confidential Information in any way or at any time except as required in the course of Director’s business relationship with the Company. Director agrees that the sale or unauthorized use or disclosure of any of the Company’s Confidential Information constitutes unfair competition. Director promises and agrees not to engage in any unfair competition with the Company and will take measures that are appropriate to prevent its employees or contractors from engaging in unfair competition with the Company. Director further agrees that, at any time, upon the request of the Company and without further compensation, but at no expense to Director, Director shall perform any lawful acts, including the execution of papers and oaths and the giving of testimony, that in the opinion of the Company, its successors or assigns, may be necessary or desirable in order to obtain, sustain, reissue and renew, and in order to enforce, perfect, record and maintain, patent applications and United States and foreign patents on the Company’s or its subsidiaries’ inventions, and copyright registrations on the Company’s and its subsidiaries’ inventions. The duties and obligations of this paragraph 5 shall continue, even after the termination of this Agreement.

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6.          Term. Except as otherwise provided herein, the term of this Agreement and the duties and obligations of Director and the Company under it shall continue until the later of (i) the date that the Company’s stockholders fail to re-elect Director as a member of the Company’s Board of Directors, including as a result of the failure by the Company to nominate Director as a candidate for election or (ii) the date that Director ceases to be a member of the Company’s Board of Directors for any reason. Director may voluntarily resign from Director’s position on the Board of Directors at any time and such resignation shall not be considered a breach of this Agreement.

7.          Cooperation. Director will notify the Company promptly if Director is subpoenaed or otherwise served with legal process in any matter involving the Company or any subsidiary and will cooperate in the review, defense or prosecution of any such matter. Director will notify the Company if any attorney who is not representing the Company contacts or attempts to contact Director (other than Director’s own legal counsel) to obtain information that in any way relates to the Company or any subsidiary, and Director will not discuss any of these matters with any such attorney without first so notifying the Company and providing the Company with an opportunity to have its attorney present during any meeting or conversation with any such attorney. In the event of any claim or litigation against the Company or Director based upon any alleged conduct, acts or omissions of Director during Director’s tenure as a director of the Company, Director will provide to the Company such information and documents as are necessary and reasonably requested by the Company or its counsel, subject to restrictions imposed by federal or state securities laws or court order or injunction. The foregoing shall be subject to the terms and conditions of any indemnification agreement entered into between the Company and Director, the terms and conditions of which shall govern and shall supersede this paragraph 7 in the event of any conflict between this paragraph 7 and such indemnification agreement.

8.          Entire Agreement. This Agreement represents the entire agreement among the parties with respect to the subject matter herein.

9.          Governing Law. This Agreement shall be governed by the law of the State of California. Any action or proceeding arising out of or relating to this Agreement shall be filed in and heard and litigated solely before the federal courts of California located within Santa Clara County. Each party generally and unconditionally accepts the exclusive jurisdiction of such courts and venue therein.

10.          Injunctive Relief. It is agreed that the rights and benefits of the Company pursuant to Sections 1, 4, 5, 6 and 7 of this Agreement are unique and that no adequate remedy exists at law if Director shall fail to perform, or breaches, any of Director’s obligations thereunder, that it would be difficult to determine the amount of damages resulting therefrom, and that any such breach would cause irreparable injury to the Company. Therefore, the Company shall be entitled to injunctive relief to prevent or restrain any such breach of this Agreement by Director.

11.          Insurance. The Company shall use commercially reasonable efforts to maintain directors' and officers' liability insurance throughout the term of Director's service to the Company as a director, in amounts and with such carrier(s) and on such terms as determined by the Board of Directors, or any committee of the Board of Directors empowered for such purpose.

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12.          Requirements of Director. During the term of Director’s services to the Company hereunder, Director shall observe all applicable laws and regulations relating to independent directors of a public company as promulgated from time to time, and shall not: (i) be an employee of the Company, any entity controlling 50% or more of the Company and with which the Company consolidates its financial statements as filed with the SEC (but not if the Company reflects such entity solely as an investment in its financial statements) (“Parent”), or any entity which the Company controls 50% or more of and with which the Company consolidates its financial statements as filed with the SEC (but not if the Company reflects such entity solely as an investment in its financial statements) (“Subsidiary”); (ii) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the Company other than as a director or a member of a committee of the Board of Directors; (iii) be an affiliated person of the Company or any Parent or Subsidiary of the Company, as the term “affiliate” is defined in 17 CFR 240.10A-3(e)(1), other than in his capacity as a director or a member of a committee of the Board of Directors; (iv) possess an interest in any transaction with the Company or any Parent or Subsidiary of the Company, for which disclosure would be required pursuant to 17 CFR 229.404(a), other than in his capacity as a director or a member of a committee of the Board of Directors; (v) be engaged in a business relationship with the Company or any Parent or Subsidiary of the Company, for which disclosure would be required pursuant to 17 CFR 229.404(b), except that the required beneficial interest therein shall be modified hereby to be 5%.

13.          Reporting Obligations. While this Agreement is in effect, Director shall immediately report to the Company in the event: (i) Director knows or has reason to know or should have known that any of the requirements specified in Section 12 hereof is not satisfied or is not going to be satisfied; (ii) Director is nominated to the board of directors or becomes an officer of another public company or (iii) Director knows or has reason to know of any actual or potential conflict of interest.

[Signature page follows.]

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In witness whereof, the parties hereto enter into this Agreement as of the date first set forth above.

THE COMPANY:

Sysorex Global Holdings Corp.

By:	/s/ Nadir Ali
Name:	CEO
Title:	Authorized Signatory

DIRECTOR:

/s/ Leonard Oppenheim
Leonard A. Oppenheim

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Exhibit 10.2

Sysorex Global Holdings Corp.

Board of Directors Services Agreement

This Board of Directors Services Agreement (this “Agreement”), dated October 21, 2014, is entered into between Sysorex Global Holdings Corp., a Nevada corporation (the “Company”), and Thomas L. Steding, an individual (“Director”).

RECITALS

WHEREAS, the Company desires to retain the services of Director for the benefit of the Company and its stockholders; and

WHEREAS, Director was appointed by the Company’s Board of Director, to serve as a director, effective as of July 8, 2014 (the “Effective Date”), for the period of time and subject to the terms and conditions set forth herein.

NOW, THEREFORE, for consideration and as set forth herein, the parties hereto agree as follows:

AGREEMENT

1.          Board Duties.

(a)     Director agrees to provide services to the Company as a member of the Board of Directors as of the Effective Date. Director shall, for so long as he remains a member of the Board of Directors, meet with the other members of the Board of Directors and/or the Company’s executive officers upon request, at dates and times mutually agreeable to the parties, to discuss any matter involving the Company (including any subsidiary). Director acknowledges and agrees that the Company may rely upon Director’s expertise in business disciplines where Director has significant experience with respect to the Company’s business operations and that such requests may require substantial additional time and efforts in addition to Director’s customary service as a member of the Board of Directors.

(b)     Director understands that as a member of the Board of Directors he is bound by the duties of care, loyalty and good faith. As such, Director may not use Director’s position of trust and confidence to further Director’s private interests, Director must inform himself of all material information reasonably available before voting on a transaction and Director may act as a member of the Board of Directors only for the purpose of advancing the best interests of the Company and all of its stockholders, may not intentionally violate the law and may not consciously disregard Director’s duties to the Company (including any subsidiary) and its stockholders. Membership on the Board of Directors shall require adherence to board member conduct policies adopted by the Board of Directors and enforced equally upon all directors.

2.          Compensation.

(a)     Board Compensation. As compensation for the services provided herein, the Company shall pay to Director, so long as Director continues to fulfill Director’s duties and to provide services pursuant to this Agreement, quarterly compensation at the initial rate of $5,000. All cash compensation payable pursuant to this Section 2 shall be paid on the last day of each fiscal quarter.

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(b)     Committee Stipend. As compensation for the services provided herein, as a member or chair of the following committees of the Board of Directors, the Company shall compensate Director as follows:

i.	Audit Committee – As a member of the committee, Director to receive quarterly compensation at the initial rate of $625.
ii.	Compensation Committee – As a member of the committee, Director to receive quarterly compensation at the initial rate of $625.
iii.	Nominating Committee – As a member of the committee, Director to receive quarterly compensation at the initial rate of $625.

provided, however, that no such compensation for services as a director or committee member shall be paid to Director if he is employed by the Company in any capacity, including but not limited to a consulting or advisory role. Such rates of compensation shall be subject to upward or downward adjustment, in the sole discretion of the Board of Directors or any committee of the Board of Directors empowered to establish the compensation of directors or committee members, upon written notice to Director, and any such adjustment shall not require an amendment to this Agreement, which will remain in effect in accordance with its terms notwithstanding any such adjustment.

(c)     Options. In addition to the above-mentioned compensation, Director shall also be entitled to non-qualified stock options to purchase up to 10,000 shares of the Company’s common stock (subject to adjustment for any reverse or forward stock split), issued under the Company’s 2011 Employee Stock Incentive Plan (the “Plan”), in accordance with the terms of an Non-Qualified Stock Option Agreement in substantially the form attached hereto as Exhibit A.

(d)     Restricted Stock Award. In addition to the above mentioned compensation, Director shall also be entitled to a restricted stock award equal to 5,000 shares per quarter so long as the Director continues to fulfill Director’s duties and provide services pursuant to this Agreement; each restricted stock award of 5,000 shares shall be pursuant to a Restricted Stock Agreement in substantially the form attached hereto as Exhibit B.

(e)     Board Meeting Compensation. In addition to the above mentioned compensation, Director shall receive $1,000 cash payment for each board meeting attended in person and $500 for each board meeting attended by phone.

3.          Reimbursement of Expenses. The Company will reimburse Director for reasonable business expenses incurred on behalf of the Company in discharging Director’s duties as a member of the Board of Directors, provided that any such expenses in excess of $100 are approved in advance by the Company’s Chief Executive Officer or Chief Financial Officer and provided further that Director shall provide the Chief Financial Officer with reasonable substantiating documentation relating to such expenses prior to reimbursement. Upon the conclusion of Director’s service hereunder, any property of the Company, including, without limitation, laptops, personal computers and related equipment, used by Director may (if the Company agrees) be purchased by Director from the Company at its then current fair market value, to be determined in good faith by the Chief Financial Officer of the Company, or returned to the Company.

4.          Non-Disparagement. Director agrees to forbear from making, causing to be made, publishing, ratifying or endorsing any and all disparaging remarks, derogatory statements or comments to any third party with respect to the Company and its affiliates, including, without limitation, the Company’s parent, subsidiaries, officers, directors and employees (collectively, “Company Parties”). Further, Director hereby agrees to forbear from making any public or non-confidential statement with respect to any of the Company Parties. The duties and obligations of this paragraph 4 shall continue following the termination of this Agreement.

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5.          Confidentiality. Director agrees that Director will have access to and become acquainted with confidential proprietary information of the Company and its subsidiaries (“Confidential Information”) which is owned by the Company and its subsidiaries and is regularly used in the operation of the Company’s and its subsidiaries’ businesses. As used in this Agreement, the term “Confidential Information” shall mean proprietary and non-public information that is not disclosed by the Company in its filings with the Securities and Exchange Commission (the “SEC”). Director agrees that the term “Confidential Information” as used in this Agreement is to be broadly interpreted and includes (i) information that has, or could have, commercial value for the business in which the Company or any of its subsidiaries is engaged, or in which the Company or its subsidiaries may engage at a later time, and (ii) information that, if disclosed without authorization, could be detrimental to the economic interests of the Company or any of its subsidiaries. Director agrees that the term “Confidential Information” includes, without limitation, any patent, patent application, copyright, trademark, trade name, service mark, service name, “know-how,” negative “know-how,” trade secrets, customer and supplier identities, characteristics and terms of agreement, details of customer or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisitions plans, science or technical information, ideas, discoveries, designs, computer programs (including source codes), financial forecasts, unpublished financial information, budgets, processes, procedures, formulae, improvements or other proprietary or intellectual property of the Company, whether or not in written or tangible form, and whether or not registered, and including all memoranda, notes, summaries, plans, reports, records, documents and other evidence thereof. Director acknowledges that all Confidential Information, whether prepared by Director or otherwise acquired by Director in any other way, shall remain the exclusive property of the Company. Director promises and agrees that Director shall not misuse, misappropriate, or disclose in any way to any person or entity any of the Company’s Confidential Information, either directly or indirectly, nor will Director use the Confidential Information in any way or at any time except as required in the course of Director’s business relationship with the Company. Director agrees that the sale or unauthorized use or disclosure of any of the Company’s Confidential Information constitutes unfair competition. Director promises and agrees not to engage in any unfair competition with the Company and will take measures that are appropriate to prevent its employees or contractors from engaging in unfair competition with the Company. Director further agrees that, at any time, upon the request of the Company and without further compensation, but at no expense to Director, Director shall perform any lawful acts, including the execution of papers and oaths and the giving of testimony, that in the opinion of the Company, its successors or assigns, may be necessary or desirable in order to obtain, sustain, reissue and renew, and in order to enforce, perfect, record and maintain, patent applications and United States and foreign patents on the Company’s or its subsidiaries’ inventions, and copyright registrations on the Company’s and its subsidiaries’ inventions. The duties and obligations of this paragraph 5 shall continue, even after the termination of this Agreement.

6.          Term. Except as otherwise provided herein, the term of this Agreement and the duties and obligations of Director and the Company under it shall continue until the later of (i) the date that the Company’s stockholders fail to re-elect Director as a member of the Company’s Board of Directors, including as a result of the failure by the Company to nominate Director as a candidate for election or (ii) the date that Director ceases to be a member of the Company’s Board of Directors for any reason. Director may voluntarily resign from Director’s position on the Board of Directors at any time and such resignation shall not be considered a breach of this Agreement.

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7.          Cooperation. Director will notify the Company promptly if Director is subpoenaed or otherwise served with legal process in any matter involving the Company or any subsidiary and will cooperate in the review, defense or prosecution of any such matter. Director will notify the Company if any attorney who is not representing the Company contacts or attempts to contact Director (other than Director’s own legal counsel) to obtain information that in any way relates to the Company or any subsidiary, and Director will not discuss any of these matters with any such attorney without first so notifying the Company and providing the Company with an opportunity to have its attorney present during any meeting or conversation with any such attorney. In the event of any claim or litigation against the Company or Director based upon any alleged conduct, acts or omissions of Director during Director’s tenure as a director of the Company, Director will provide to the Company such information and documents as are necessary and reasonably requested by the Company or its counsel, subject to restrictions imposed by federal or state securities laws or court order or injunction. The foregoing shall be subject to the terms and conditions of any indemnification agreement entered into between the Company and Director, the terms and conditions of which shall govern and shall supersede this paragraph 7 in the event of any conflict between this paragraph 7 and such indemnification agreement.

8.          Entire Agreement. This Agreement represents the entire agreement among the parties with respect to the subject matter herein.

9.          Governing Law. This Agreement shall be governed by the law of the State of California. Any action or proceeding arising out of or relating to this Agreement shall be filed in and heard and litigated solely before the federal courts of California located within Santa Clara County. Each party generally and unconditionally accepts the exclusive jurisdiction of such courts and venue therein.

10.        Injunctive Relief. It is agreed that the rights and benefits of the Company pursuant to Sections 1, 4, 5, 6 and 7 of this Agreement are unique and that no adequate remedy exists at law if Director shall fail to perform, or breaches, any of Director’s obligations thereunder, that it would be difficult to determine the amount of damages resulting therefrom, and that any such breach would cause irreparable injury to the Company. Therefore, the Company shall be entitled to injunctive relief to prevent or restrain any such breach of this Agreement by Director.

11.        Insurance. The Company shall use commercially reasonable efforts to maintain directors' and officers' liability insurance throughout the term of Director's service to the Company as a director, in amounts and with such carrier(s) and on such terms as determined by the Board of Directors, or any committee of the Board of Directors empowered for such purpose.

12.       Requirements of Director. During the term of Director’s services to the Company hereunder, Director shall observe all applicable laws and regulations relating to independent directors of a public company as promulgated from time to time, and shall not: (i) be an employee of the Company, any entity controlling 50% or more of the Company and with which the Company consolidates its financial statements as filed with the SEC (but not if the Company reflects such entity solely as an investment in its financial statements) (“Parent”), or any entity which the Company controls 50% or more of and with which the Company consolidates its financial statements as filed with the SEC (but not if the Company reflects such entity solely as an investment in its financial statements) (“Subsidiary”); (ii) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the Company other than as a director or a member of a committee of the Board of Directors; (iii) be an affiliated person of the Company or any Parent or Subsidiary of the Company, as the term “affiliate” is defined in 17 CFR 240.10A-3(e)(1), other than in his capacity as a director or a member of a committee of the Board of Directors; (iv) possess an interest in any transaction with the Company or any Parent or Subsidiary of the Company, for which disclosure would be required pursuant to 17 CFR 229.404(a), other than in his capacity as a director or a member of a committee of the Board of Directors; (v) be engaged in a business relationship with the Company or any Parent or Subsidiary of the Company, for which disclosure would be required pursuant to 17 CFR 229.404(b), except that the required beneficial interest therein shall be modified hereby to be 5%.

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13.       Reporting Obligations. While this Agreement is in effect, Director shall immediately report to the Company in the event: (i) Director knows or has reason to know or should have known that any of the requirements specified in Section 12 hereof is not satisfied or is not going to be satisfied; (ii) Director is nominated to the board of directors or becomes an officer of another public company or (iii) Director knows or has reason to know of any actual or potential conflict of interest.

[Signature page follows.]

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In witness whereof, the parties hereto enter into this Agreement as of the date first set forth above.

THE COMPANY:

Sysorex Global Holdings Corp.

By:	/s/ Nadir Ali
Name:	CEO
Title:	Authorized Signatory

DIRECTOR:

/s/ Thomas L. Steding
Thomas L. Steding

6

Exhibit 10.3

Sysorex Global Holdings Corp.

Board of Directors Services Agreement

This Board of Directors Services Agreement (this “Agreement”), dated October 21, 2014, is entered into between Sysorex Global Holdings Corp., a Nevada corporation (the “Company”), and Kareem M. Irfan, an individual (“Director”).

RECITALS

WHEREAS, the Company desires to retain the services of Director for the benefit of the Company and its stockholders; and

WHEREAS, Director was appointed by the Company’s Board of Director, to serve as a director, effective as of July 8, 2014 (the “Effective Date”), for the period of time and subject to the terms and conditions set forth herein.

NOW, THEREFORE, for consideration and as set forth herein, the parties hereto agree as follows:

AGREEMENT

1.          Board Duties.

(a)     Director agrees to provide services to the Company as a member of the Board of Directors as of the Effective Date. Director shall, for so long as he remains a member of the Board of Directors, meet with the other members of the Board of Directors and/or the Company’s executive officers upon request, at dates and times mutually agreeable to the parties, to discuss any matter involving the Company (including any subsidiary). Director acknowledges and agrees that the Company may rely upon Director’s expertise in business disciplines where Director has significant experience with respect to the Company’s business operations and that such requests may require substantial additional time and efforts in addition to Director’s customary service as a member of the Board of Directors.

(b)     Director understands that as a member of the Board of Directors he is bound by the duties of care, loyalty and good faith. As such, Director may not use Director’s position of trust and confidence to further Director’s private interests, Director must inform himself of all material information reasonably available before voting on a transaction and Director may act as a member of the Board of Directors only for the purpose of advancing the best interests of the Company and all of its stockholders, may not intentionally violate the law and may not consciously disregard Director’s duties to the Company (including any subsidiary) and its stockholders. Membership on the Board of Directors shall require adherence to board member conduct policies adopted by the Board of Directors and enforced equally upon all directors.

2.          Compensation.

(a)     Board Compensation. As compensation for the services provided herein, the Company shall pay to Director, so long as Director continues to fulfill Director’s duties and to provide services pursuant to this Agreement, quarterly compensation at the initial rate of $5,000. All cash compensation payable pursuant to this Section 2 shall be paid on the last day of each fiscal quarter.

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(b)     Committee Stipend. As compensation for the services provided herein, as a member or chair of the following committees of the Board of Directors, the Company shall compensate Director as follows:

i.	Audit Committee – As a member of the committee, Director to receive quarterly compensation at the initial rate of $625.

provided, however, that no such compensation for services as a director or committee member shall be paid to Director if he is employed by the Company in any capacity, including but not limited to a consulting or advisory role. Such rates of compensation shall be subject to upward or downward adjustment, in the sole discretion of the Board of Directors or any committee of the Board of Directors empowered to establish the compensation of directors or committee members, upon written notice to Director, and any such adjustment shall not require an amendment to this Agreement, which will remain in effect in accordance with its terms notwithstanding any such adjustment.

(c)     Options. In addition to the above-mentioned compensation, Director shall also be entitled to non-qualified stock options to purchase up to 10,000 shares of the Company’s common stock (subject to adjustment for any reverse or forward stock split), issued under the Company’s 2011 Employee Stock Incentive Plan (the “Plan”), in accordance with the terms of an Non-Qualified Stock Option Agreement in substantially the form attached hereto as Exhibit A.

(d)     Restricted Stock Award. In addition to the above mentioned compensation, Director shall also be entitled to a restricted stock award equal to 5,000 shares per quarter so long as the Director continues to fulfill Director’s duties and provide services pursuant to this Agreement; each restricted stock award of 5,000 shares shall be pursuant to a Restricted Stock Agreement in substantially the form attached hereto as Exhibit B.

(e)     Board Meeting Compensation. In addition to the above mentioned compensation, Director shall receive $1,000 cash payment for each board meeting attended in person and $500 for each board meeting attended by phone.

3.          Reimbursement of Expenses. The Company will reimburse Director for reasonable business expenses incurred on behalf of the Company in discharging Director’s duties as a member of the Board of Directors, provided that any such expenses in excess of $100 are approved in advance by the Company’s Chief Executive Officer or Chief Financial Officer and provided further that Director shall provide the Chief Financial Officer with reasonable substantiating documentation relating to such expenses prior to reimbursement. Upon the conclusion of Director’s service hereunder, any property of the Company, including, without limitation, laptops, personal computers and related equipment, used by Director may (if the Company agrees) be purchased by Director from the Company at its then current fair market value, to be determined in good faith by the Chief Financial Officer of the Company, or returned to the Company.

4.          Non-Disparagement. Director agrees to forbear from making, causing to be made, publishing, ratifying or endorsing any and all disparaging remarks, derogatory statements or comments to any third party with respect to the Company and its affiliates, including, without limitation, the Company’s parent, subsidiaries, officers, directors and employees (collectively, “Company Parties”). Further, Director hereby agrees to forbear from making any public or non-confidential statement with respect to any of the Company Parties. The duties and obligations of this paragraph 4 shall continue following the termination of this Agreement.

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5.          Confidentiality. Director agrees that Director will have access to and become acquainted with confidential proprietary information of the Company and its subsidiaries (“Confidential Information”) which is owned by the Company and its subsidiaries and is regularly used in the operation of the Company’s and its subsidiaries’ businesses. As used in this Agreement, the term “Confidential Information” shall mean proprietary and non-public information that is not disclosed by the Company in its filings with the Securities and Exchange Commission (the “SEC”). Director agrees that the term “Confidential Information” as used in this Agreement is to be broadly interpreted and includes (i) information that has, or could have, commercial value for the business in which the Company or any of its subsidiaries is engaged, or in which the Company or its subsidiaries may engage at a later time, and (ii) information that, if disclosed without authorization, could be detrimental to the economic interests of the Company or any of its subsidiaries. Director agrees that the term “Confidential Information” includes, without limitation, any patent, patent application, copyright, trademark, trade name, service mark, service name, “know-how,” negative “know-how,” trade secrets, customer and supplier identities, characteristics and terms of agreement, details of customer or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisitions plans, science or technical information, ideas, discoveries, designs, computer programs (including source codes), financial forecasts, unpublished financial information, budgets, processes, procedures, formulae, improvements or other proprietary or intellectual property of the Company, whether or not in written or tangible form, and whether or not registered, and including all memoranda, notes, summaries, plans, reports, records, documents and other evidence thereof. Director acknowledges that all Confidential Information, whether prepared by Director or otherwise acquired by Director in any other way, shall remain the exclusive property of the Company. Director promises and agrees that Director shall not misuse, misappropriate, or disclose in any way to any person or entity any of the Company’s Confidential Information, either directly or indirectly, nor will Director use the Confidential Information in any way or at any time except as required in the course of Director’s business relationship with the Company. Director agrees that the sale or unauthorized use or disclosure of any of the Company’s Confidential Information constitutes unfair competition. Director promises and agrees not to engage in any unfair competition with the Company and will take measures that are appropriate to prevent its employees or contractors from engaging in unfair competition with the Company. Director further agrees that, at any time, upon the request of the Company and without further compensation, but at no expense to Director, Director shall perform any lawful acts, including the execution of papers and oaths and the giving of testimony, that in the opinion of the Company, its successors or assigns, may be necessary or desirable in order to obtain, sustain, reissue and renew, and in order to enforce, perfect, record and maintain, patent applications and United States and foreign patents on the Company’s or its subsidiaries’ inventions, and copyright registrations on the Company’s and its subsidiaries’ inventions. The duties and obligations of this paragraph 5 shall continue, even after the termination of this Agreement.

6.          Term. Except as otherwise provided herein, the term of this Agreement and the duties and obligations of Director and the Company under it shall continue until the later of (i) the date that the Company’s stockholders fail to re-elect Director as a member of the Company’s Board of Directors, including as a result of the failure by the Company to nominate Director as a candidate for election or (ii) the date that Director ceases to be a member of the Company’s Board of Directors for any reason. Director may voluntarily resign from Director’s position on the Board of Directors at any time and such resignation shall not be considered a breach of this Agreement.

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7.          Cooperation. Director will notify the Company promptly if Director is subpoenaed or otherwise served with legal process in any matter involving the Company or any subsidiary and will cooperate in the review, defense or prosecution of any such matter. Director will notify the Company if any attorney who is not representing the Company contacts or attempts to contact Director (other than Director’s own legal counsel) to obtain information that in any way relates to the Company or any subsidiary, and Director will not discuss any of these matters with any such attorney without first so notifying the Company and providing the Company with an opportunity to have its attorney present during any meeting or conversation with any such attorney. In the event of any claim or litigation against the Company or Director based upon any alleged conduct, acts or omissions of Director during Director’s tenure as a director of the Company, Director will provide to the Company such information and documents as are necessary and reasonably requested by the Company or its counsel, subject to restrictions imposed by federal or state securities laws or court order or injunction. The foregoing shall be subject to the terms and conditions of any indemnification agreement entered into between the Company and Director, the terms and conditions of which shall govern and shall supersede this paragraph 7 in the event of any conflict between this paragraph 7 and such indemnification agreement.

8.          Entire Agreement. This Agreement represents the entire agreement among the parties with respect to the subject matter herein.

9.          Governing Law. This Agreement shall be governed by the law of the State of California. Any action or proceeding arising out of or relating to this Agreement shall be filed in and heard and litigated solely before the federal courts of California located within Santa Clara County. Each party generally and unconditionally accepts the exclusive jurisdiction of such courts and venue therein.

10.          Injunctive Relief. It is agreed that the rights and benefits of the Company pursuant to Sections 1, 4, 5, 6 and 7 of this Agreement are unique and that no adequate remedy exists at law if Director shall fail to perform, or breaches, any of Director’s obligations thereunder, that it would be difficult to determine the amount of damages resulting therefrom, and that any such breach would cause irreparable injury to the Company. Therefore, the Company shall be entitled to injunctive relief to prevent or restrain any such breach of this Agreement by Director.

11.          Insurance. The Company shall use commercially reasonable efforts to maintain directors' and officers' liability insurance throughout the term of Director's service to the Company as a director, in amounts and with such carrier(s) and on such terms as determined by the Board of Directors, or any committee of the Board of Directors empowered for such purpose.

12.          Requirements of Director. During the term of Director’s services to the Company hereunder, Director shall observe all applicable laws and regulations relating to independent directors of a public company as promulgated from time to time, and shall not: (i) be an employee of the Company, any entity controlling 50% or more of the Company and with which the Company consolidates its financial statements as filed with the SEC (but not if the Company reflects such entity solely as an investment in its financial statements) (“Parent”), or any entity which the Company controls 50% or more of and with which the Company consolidates its financial statements as filed with the SEC (but not if the Company reflects such entity solely as an investment in its financial statements) (“Subsidiary”); (ii) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the Company other than as a director or a member of a committee of the Board of Directors; (iii) be an affiliated person of the Company or any Parent or Subsidiary of the Company, as the term “affiliate” is defined in 17 CFR 240.10A-3(e)(1), other than in his capacity as a director or a member of a committee of the Board of Directors; (iv) possess an interest in any transaction with the Company or any Parent or Subsidiary of the Company, for which disclosure would be required pursuant to 17 CFR 229.404(a), other than in his capacity as a director or a member of a committee of the Board of Directors; (v) be engaged in a business relationship with the Company or any Parent or Subsidiary of the Company, for which disclosure would be required pursuant to 17 CFR 229.404(b), except that the required beneficial interest therein shall be modified hereby to be 5%.

13.          Reporting Obligations. While this Agreement is in effect, Director shall immediately report to the Company in the event: (i) Director knows or has reason to know or should have known that any of the requirements specified in Section 12 hereof is not satisfied or is not going to be satisfied; (ii) Director is nominated to the board of directors or becomes an officer of another public company or (iii) Director knows or has reason to know of any actual or potential conflict of interest.

[Signature page follows.]

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In witness whereof, the parties hereto enter into this Agreement as of the date first set forth above.

THE COMPANY:

Sysorex Global Holdings Corp.

By:	/s/ Nadir Ali
Name:	CEO
Title:	Authorized Signatory

DIRECTOR:

/s/ Kareem M. Irfan
Kareem M. Irfan

5

Exhibit 10.4

Sysorex Global Holdings Corp.

Board of Directors Services Agreement

This Board of Directors Services Agreement (this “Agreement”), dated October 21, 2014, is entered into between Sysorex Global Holdings Corp., a Nevada corporation (the “Company”), and Tanveer A. Khader, an individual (“Director”).

RECITALS

WHEREAS, the Company desires to retain the services of Director for the benefit of the Company and its stockholders; and

WHEREAS, Director was appointed by the Company’s Board of Director, to serve as a director, effective as of July 8, 2014 (the “Effective Date”), for the period of time and subject to the terms and conditions set forth herein.

NOW, THEREFORE, for consideration and as set forth herein, the parties hereto agree as follows:

AGREEMENT

1.          Board Duties.

(a)     Director agrees to provide services to the Company as a member of the Board of Directors as of the Effective Date. Director shall, for so long as he remains a member of the Board of Directors, meet with the other members of the Board of Directors and/or the Company’s executive officers upon request, at dates and times mutually agreeable to the parties, to discuss any matter involving the Company (including any subsidiary). Director acknowledges and agrees that the Company may rely upon Director’s expertise in business disciplines where Director has significant experience with respect to the Company’s business operations and that such requests may require substantial additional time and efforts in addition to Director’s customary service as a member of the Board of Directors.

(b)     Director understands that as a member of the Board of Directors he is bound by the duties of care, loyalty and good faith. As such, Director may not use Director’s position of trust and confidence to further Director’s private interests, Director must inform himself of all material information reasonably available before voting on a transaction and Director may act as a member of the Board of Directors only for the purpose of advancing the best interests of the Company and all of its stockholders, may not intentionally violate the law and may not consciously disregard Director’s duties to the Company (including any subsidiary) and its stockholders. Membership on the Board of Directors shall require adherence to board member conduct policies adopted by the Board of Directors and enforced equally upon all directors.

2.          Compensation.

(a)     Board Compensation. As compensation for the services provided herein, the Company shall pay to Director, so long as Director continues to fulfill Director’s duties and to provide services pursuant to this Agreement, quarterly compensation at the initial rate of $5,000. All cash compensation payable pursuant to this Section 2 shall be paid on the last day of each fiscal quarter.

1

(b)     Committee Stipend. As compensation for the services provided herein, as a member or chair of the following committees of the Board of Directors, the Company shall compensate Director as follows:

i.	Nominating Committee – As a member of the committee, Director to receive quarterly compensation at the initial rate of $625.

provided, however, that no such compensation for services as a director or committee member shall be paid to Director if he is employed by the Company in any capacity, including but not limited to a consulting or advisory role. Such rates of compensation shall be subject to upward or downward adjustment, in the sole discretion of the Board of Directors or any committee of the Board of Directors empowered to establish the compensation of directors or committee members, upon written notice to Director, and any such adjustment shall not require an amendment to this Agreement, which will remain in effect in accordance with its terms notwithstanding any such adjustment.

(c)     Options. In addition to the above-mentioned compensation, Director shall also be entitled to non-qualified stock options to purchase up to 10,000 shares of the Company’s common stock (subject to adjustment for any reverse or forward stock split), issued under the Company’s 2011 Employee Stock Incentive Plan (the “Plan”), in accordance with the terms of an Non-Qualified Stock Option Agreement in substantially the form attached hereto as Exhibit A.

(d)     Restricted Stock Award. In addition to the above mentioned compensation, Director shall also be entitled to a restricted stock award equal to 5,000 shares per quarter so long as the Director continues to fulfill Director’s duties and provide services pursuant to this Agreement; each restricted stock award of 5,000 shares shall be pursuant to a Restricted Stock Agreement in substantially the form attached hereto as Exhibit B.

(e)     Board Meeting Compensation. In addition to the above mentioned compensation, Director shall receive $1,000 cash payment for each board meeting attended in person and $500 for each board meeting attended by phone.

3.          Reimbursement of Expenses. The Company will reimburse Director for reasonable business expenses incurred on behalf of the Company in discharging Director’s duties as a member of the Board of Directors, provided that any such expenses in excess of $100 are approved in advance by the Company’s Chief Executive Officer or Chief Financial Officer and provided further that Director shall provide the Chief Financial Officer with reasonable substantiating documentation relating to such expenses prior to reimbursement. Upon the conclusion of Director’s service hereunder, any property of the Company, including, without limitation, laptops, personal computers and related equipment, used by Director may (if the Company agrees) be purchased by Director from the Company at its then current fair market value, to be determined in good faith by the Chief Financial Officer of the Company, or returned to the Company.

4.          Non-Disparagement. Director agrees to forbear from making, causing to be made, publishing, ratifying or endorsing any and all disparaging remarks, derogatory statements or comments to any third party with respect to the Company and its affiliates, including, without limitation, the Company’s parent, subsidiaries, officers, directors and employees (collectively, “Company Parties”). Further, Director hereby agrees to forbear from making any public or non-confidential statement with respect to any of the Company Parties. The duties and obligations of this paragraph 4 shall continue following the termination of this Agreement.

2

5.          Confidentiality. Director agrees that Director will have access to and become acquainted with confidential proprietary information of the Company and its subsidiaries (“Confidential Information”) which is owned by the Company and its subsidiaries and is regularly used in the operation of the Company’s and its subsidiaries’ businesses. As used in this Agreement, the term “Confidential Information” shall mean proprietary and non-public information that is not disclosed by the Company in its filings with the Securities and Exchange Commission (the “SEC”). Director agrees that the term “Confidential Information” as used in this Agreement is to be broadly interpreted and includes (i) information that has, or could have, commercial value for the business in which the Company or any of its subsidiaries is engaged, or in which the Company or its subsidiaries may engage at a later time, and (ii) information that, if disclosed without authorization, could be detrimental to the economic interests of the Company or any of its subsidiaries. Director agrees that the term “Confidential Information” includes, without limitation, any patent, patent application, copyright, trademark, trade name, service mark, service name, “know-how,” negative “know-how,” trade secrets, customer and supplier identities, characteristics and terms of agreement, details of customer or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisitions plans, science or technical information, ideas, discoveries, designs, computer programs (including source codes), financial forecasts, unpublished financial information, budgets, processes, procedures, formulae, improvements or other proprietary or intellectual property of the Company, whether or not in written or tangible form, and whether or not registered, and including all memoranda, notes, summaries, plans, reports, records, documents and other evidence thereof. Director acknowledges that all Confidential Information, whether prepared by Director or otherwise acquired by Director in any other way, shall remain the exclusive property of the Company. Director promises and agrees that Director shall not misuse, misappropriate, or disclose in any way to any person or entity any of the Company’s Confidential Information, either directly or indirectly, nor will Director use the Confidential Information in any way or at any time except as required in the course of Director’s business relationship with the Company. Director agrees that the sale or unauthorized use or disclosure of any of the Company’s Confidential Information constitutes unfair competition. Director promises and agrees not to engage in any unfair competition with the Company and will take measures that are appropriate to prevent its employees or contractors from engaging in unfair competition with the Company. Director further agrees that, at any time, upon the request of the Company and without further compensation, but at no expense to Director, Director shall perform any lawful acts, including the execution of papers and oaths and the giving of testimony, that in the opinion of the Company, its successors or assigns, may be necessary or desirable in order to obtain, sustain, reissue and renew, and in order to enforce, perfect, record and maintain, patent applications and United States and foreign patents on the Company’s or its subsidiaries’ inventions, and copyright registrations on the Company’s and its subsidiaries’ inventions. The duties and obligations of this paragraph 5 shall continue, even after the termination of this Agreement.

6.          Term. Except as otherwise provided herein, the term of this Agreement and the duties and obligations of Director and the Company under it shall continue until the later of (i) the date that the Company’s stockholders fail to re-elect Director as a member of the Company’s Board of Directors, including as a result of the failure by the Company to nominate Director as a candidate for election or (ii) the date that Director ceases to be a member of the Company’s Board of Directors for any reason. Director may voluntarily resign from Director’s position on the Board of Directors at any time and such resignation shall not be considered a breach of this Agreement.

3

7.          Cooperation. Director will notify the Company promptly if Director is subpoenaed or otherwise served with legal process in any matter involving the Company or any subsidiary and will cooperate in the review, defense or prosecution of any such matter. Director will notify the Company if any attorney who is not representing the Company contacts or attempts to contact Director (other than Director’s own legal counsel) to obtain information that in any way relates to the Company or any subsidiary, and Director will not discuss any of these matters with any such attorney without first so notifying the Company and providing the Company with an opportunity to have its attorney present during any meeting or conversation with any such attorney. In the event of any claim or litigation against the Company or Director based upon any alleged conduct, acts or omissions of Director during Director’s tenure as a director of the Company, Director will provide to the Company such information and documents as are necessary and reasonably requested by the Company or its counsel, subject to restrictions imposed by federal or state securities laws or court order or injunction. The foregoing shall be subject to the terms and conditions of any indemnification agreement entered into between the Company and Director, the terms and conditions of which shall govern and shall supersede this paragraph 7 in the event of any conflict between this paragraph 7 and such indemnification agreement.

8.          Entire Agreement. This Agreement represents the entire agreement among the parties with respect to the subject matter herein.

9.          Governing Law. This Agreement shall be governed by the law of the State of California. Any action or proceeding arising out of or relating to this Agreement shall be filed in and heard and litigated solely before the federal courts of California located within Santa Clara County. Each party generally and unconditionally accepts the exclusive jurisdiction of such courts and venue therein.

10.          Injunctive Relief. It is agreed that the rights and benefits of the Company pursuant to Sections 1, 4, 5, 6 and 7 of this Agreement are unique and that no adequate remedy exists at law if Director shall fail to perform, or breaches, any of Director’s obligations thereunder, that it would be difficult to determine the amount of damages resulting therefrom, and that any such breach would cause irreparable injury to the Company. Therefore, the Company shall be entitled to injunctive relief to prevent or restrain any such breach of this Agreement by Director.

11.          Insurance. The Company shall use commercially reasonable efforts to maintain directors' and officers' liability insurance throughout the term of Director's service to the Company as a director, in amounts and with such carrier(s) and on such terms as determined by the Board of Directors, or any committee of the Board of Directors empowered for such purpose.

12.          Requirements of Director. During the term of Director’s services to the Company hereunder, Director shall observe all applicable laws and regulations relating to independent directors of a public company as promulgated from time to time, and shall not: (i) be an employee of the Company, any entity controlling 50% or more of the Company and with which the Company consolidates its financial statements as filed with the SEC (but not if the Company reflects such entity solely as an investment in its financial statements) (“Parent”), or any entity which the Company controls 50% or more of and with which the Company consolidates its financial statements as filed with the SEC (but not if the Company reflects such entity solely as an investment in its financial statements) (“Subsidiary”); (ii) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the Company other than as a director or a member of a committee of the Board of Directors; (iii) be an affiliated person of the Company or any Parent or Subsidiary of the Company, as the term “affiliate” is defined in 17 CFR 240.10A-3(e)(1), other than in his capacity as a director or a member of a committee of the Board of Directors; (iv) possess an interest in any transaction with the Company or any Parent or Subsidiary of the Company, for which disclosure would be required pursuant to 17 CFR 229.404(a), other than in his capacity as a director or a member of a committee of the Board of Directors; (v) be engaged in a business relationship with the Company or any Parent or Subsidiary of the Company, for which disclosure would be required pursuant to 17 CFR 229.404(b), except that the required beneficial interest therein shall be modified hereby to be 5%.

13.          Reporting Obligations. While this Agreement is in effect, Director shall immediately report to the Company in the event: (i) Director knows or has reason to know or should have known that any of the requirements specified in Section 12 hereof is not satisfied or is not going to be satisfied; (ii) Director is nominated to the board of directors or becomes an officer of another public company or (iii) Director knows or has reason to know of any actual or potential conflict of interest.

[Signature page follows.]

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In witness whereof, the parties hereto enter into this Agreement as of the date first set forth above.

THE COMPANY:

Sysorex Global Holdings Corp.

By:	/s/ Nadir Ali
Name:	CEO
Title:	Authorized Signatory

DIRECTOR:

/s/ Tanveer A. Khader
Tanveer A. Khader

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Exhibit 10.5

NON-QUALIFIED STOCK OPTION AGREEMENT

THIS NON-QUALIFIED STOCK OPTION AGREEMENT (“Agreement”) is made as of __________ __, 201_, by and between Sysorex Global Holdings Corp., a Nevada corporation (the “Grantor”), and______________, with an address at __________________________________ (“Optionee”).

WITNESSETH:

WHEREAS, the Sysorex Global Holdings Corp. 2011 Employee Stock Incentive Plan was adopted by the Board of Directors (the “Board”) and the stockholders of the Grantor to provide the Optionee with an opportunity to acquire or increase his proprietary interest in the business of the Grantor, and, through stock ownership, to possess an increased personal interest in its continued success and progress; and

WHEREAS, the Grantor desires to increase the incentive of the Optionee to exert his utmost efforts to improve the business and increase the assets of the Grantor as an investor in Sysorex Global Holdings Corp.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement and for other good and valuable consideration, the Grantor hereby grants the Optionee an option to purchase shares of common stock of the Grantor, $0.001 par value per share (the “Common Stock”), upon the following terms and conditions:

1.            Option.

Pursuant to the Amended and Restated Sysorex Global Holdings Corp. 2011 Employee Stock Incentive Plan (the “Plan”), the Grantor hereby grants to the Optionee a non-qualified stock option (the “Option”), not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, on the terms and conditions contained in the Plan, to purchase up to an aggregate 10,000 fully paid and non-assessable shares of Common Stock (the “Option Shares”).

2.            Exercise Price.

The exercise price (“Exercise Price”) for the Option Shares shall be $__ per share. The Grantor shall pay all original issue or transfer taxes on the exercise of the Option and all other fees and expenses necessarily incurred by the Grantor in connection therewith.

3.           Exercise of the Option.

(a)     Except as otherwise set forth herein, the Option shall be exercisable as to those Option Shares that have vested in accordance with the provisions of subsection (b) below. The Option may be exercised in whole or in part, from time to time and at any time, as to those Option Shares that are vested until the Option lapses or terminates. If the Optionee’s exercise of the Option would require the Grantor to issue a fractional Option Share, the Grantor will not be required to issue such fractional Option Share but shall pay the Optionee in cash the value of such fractional Option Share. The right to purchase all unexercised Option Shares (whether or not vested) shall lapse and forever terminate on ____________ (the “Termination Date”).

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(b)     The right to exercise this Option and purchase of the Option Shares shall vest in the following manner: at a rate of 1/48th of the number of Option Shares underlying the Option for each month of the Optionee’s continuous service to the Grantor.

4.            Manner of Exercise.

(a)     Subject to the vesting conditions set forth in Section 3(b) above and the terms of the Plan, this Option may be exercised in whole or in part at any time prior to the Termination Date by giving written notice to the Grantor, which written notice may be in the form of Exhibit A to this Agreement (the “Exercise Notice”), specifying the number of Option Shares to be purchased, accompanied by payment in full of the purchase price, in cash or by check. Payment in full or in part may be made at the election of the Optionee (i) in the form of Common Stock owned by the Optionee (based on the Fair Market Value (as that term is defined in the Plan) of the Common Stock on the trading day before the Option is exercised) which is not the subject of any pledge or security interest and which has been owned for more than 6 months and has been paid for within the meaning of the Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or was purchased in the open market; (ii) by a “same day sale” commitment from the Optionee and a broker-dealer registered with FINRA to forward the Exercise Price directly to the Grantor; (iii) by cancellation of indebtedness of the Grantor to the Optionee; (iv) by waiver of consideration due to the Optionee for services rendered; or (v) by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any Common Stock surrendered to the Grantor is at least equal to the Exercise Price. An Optionee shall have the right to dividends and other rights of a stockholder with respect to Option Shares purchased upon exercise of the Option at such time as the Optionee has given the Exercise Notice and has paid in full for such Option Shares and has satisfied such conditions that may be imposed by the Grantor with respect to the withholding of taxes.

(b)     Cashless Exercise. At the option of the Optionee, the Optionee may exercise all or a portion of the Option through a reduction in the number of Option Shares issuable upon the exercise of the Option. Such reduction may be effected by designating that the number of Option Shares issuable to the Optionee upon such exercise shall be reduced by the number of shares of Common Stock having an aggregate Fair Market Value as of the date of exercise equal to the amount of the aggregate Exercise Price for the number of Option Shares to be issued to the Optionee upon such exercise.

(c)     In the event that any person or persons other than the Optionee attempt to exercise the Option, the Exercise Notice shall be accompanied by proof, satisfactory to the Grantor, of the right of such person or persons, under the Plan, to effect such exercise.

5.            [Intentionally omitted.]

6.            Transfer of the Option.

Except as specifically provided in Section 4.6 of the Plan and this Agreement, the Optionee may not give, grant, sell, exchange, transfer legal title, pledge, assign or otherwise encumber or dispose of the Option herein granted or any interest therein without the approval of the Board of Directors of the Grantor. Any attempt to transfer, assign, pledge or otherwise dispose of, or to subject to execution, attachment or similar process, the Option contrary to the provisions hereof shall be void and ineffective and shall give no right to the purported transferee.

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7.            [Intentionally omitted].

8.            Restriction on Issuance of Option Shares.

The Grantor shall not be required to issue or deliver any certificate for Option Shares purchased upon the exercise of the Option unless (a) the issuance of such Option Shares has been registered with the Securities and Exchange Commission under the Securities Act, or counsel to the Grantor shall have given an opinion that such registration is not required; (b) approval, to the extent required, shall have been obtained from any state regulatory body having jurisdiction thereof; and (c) permission for the listing of such shares shall have been given by any national securities exchange on which the Common Stock of the Grantor is at the time of issuance listed.

9.            Adjustment on Changes in Capitalization.

(a)     In the event of changes in the outstanding Common Stock of the Grantor by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations or liquidations, the number of Option Shares as to which the Option may be exercised shall be correspondingly adjusted by the Grantor, and the Exercise Price shall be adjusted so that the product of the Exercise Price immediately after such event multiplied by the number of Option Shares subject to this Agreement immediately after such event shall be equal to the product of the Exercise Price multiplied by the number of Option Shares subject to this Agreement immediately prior to the occurrence of such event.

(b)     In the event of a Material Transaction, the unexercised portion of this Option shall be subject to Section 8 of the Plan.

(c)     Any adjustment in the number of Option Shares shall apply proportionately to only the unexercised portion of the Option granted hereunder. If fractions of an Option Share would result from any such adjustment, the Grantor will not be required to issue such fractional Option Share but shall pay the Optionee in cash the value of such fractional Option Share.

10.          Rights of Optionee.

The grant of the Option shall give the Optionee neither any right to similar grants nor any right to be retained in the employ of the Grantor, such employment being terminable to the same extent as if the Plan and this Agreement were not in effect. The right and power of the Grantor to dismiss or discharge any employee is specifically and unqualifiedly unimpaired by this Agreement. Neither the Optionee nor any other person legally entitled to exercise any rights under this Agreement shall be entitled to any of the rights or privileges of a stockholder of the Grantor with respect to any Option Shares which may be issuable upon any exercise pursuant to this Agreement, unless and until the stock records of the Grantor reflect the issuance of such Option Shares.

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11.          Notices.

Each notice or other communication relating to this Agreement shall be in writing and delivered in person or by registered mail to the Grantor at its office, 3375 Scott Blvd., Suite 440, Santa Clara, CA 95054, to the attention of the Chief Executive Officer. All notices to the Optionee or other person or persons then entitled to exercise any right pursuant to this Agreement shall be delivered to the Optionee or such other person or persons at the Optionee’s address specified in the introductory paragraph to this Agreement or at such other address as the Optionee or such other person may specify in writing to the Grantor by a notice delivered in accordance with this paragraph.

12.         [Intentionally omitted.]

13.         Binding Effect.

Except as herein otherwise expressly provided, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors, legal representatives and assigns.

14.          Agreement Subject to Plan.

Notwithstanding anything contained herein to the contrary, this Agreement is subject to, and shall be construed in accordance with, the terms of the Plan, which is incorporated by reference herein and made a part of this Agreement as if fully set forth herein. In the event of any inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall govern.

15.         Withholding.

Optionee agrees to cooperate with the Grantor to take all steps necessary or appropriate for the withholding of any applicable taxes by the Grantor under law or regulation in connection therewith. In the event the Optionee does not make the required withholding payment at the time of exercise, the Grantor may make such provisions and take such steps as it, in its sole discretion, may deem necessary or appropriate for the withholding of any taxes that the Grantor is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the exercise of any Option, including, but not limited to, (i) refusing to accept payment for the Option Shares until the Optionee reimburses the Grantor for the amount the Grantor is required to withhold with respect to such taxes, or (ii) canceling the number of Option Shares issuable upon exercise of the Option in an amount sufficient to reimburse the Grantor for the amount it is required to so withhold, and/or (iii) withholding the amount due from the Optionee’s wages if he is employed by the Grantor or any subsidiary thereof.

16.          Miscellaneous.

This Agreement shall be construed under the laws of the State of Nevada, without application to the principles of conflicts of laws. Headings have been included herein for convenience of reference only, and shall not be deemed a part of the Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Non-Qualified Stock Option Agreement as of the day and year first above written.

SYSOREX GLOBAL HOLDINGS CORP.

By:
Name:	Nadir Ali
Title:	CEO

OPTIONEE

Name:
By:

Taxpayer Identification No.:

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LETTER OF STOCK OPTION EXERCISE

Dated _________ __, 201_

Sysorex Global Holdings Corp.
2479 E. Bayshore Road

Suite 195

Palo Alto, CA

Attention: Chief Executive Officer

Ladies and Gentlemen:

I wish to purchase the following shares of common stock of Sysorex Global Holdings Corp. pursuant to the non-qualified stock option granted to me on _________ __, 201__ under the Sysorex Global Holdings Corp. 2011 Employee Stock Incentive Plan:

Number of Non-qualified Stock Option shares being purchased hereby (the “Shares”): ________________________________

The exercise price for the Shares is $___ per Share. My check payable to Sysorex Global Holdings Corp. in the amount of $________ in payment of the purchase price is enclosed.* Please issue the stock certificate(s) for these Shares in my name as follows:

**Name

Address
Social Security Number

Sincerely yours,

Signature

( )
Office Telephone/Home Telephone

*	If stock is used in payment, please contact the CEO of the Company.
**	If you wish to have the Shares issued in your name and that of another person jointly, we suggest that the following form be used: “(Your name) and (name of other person), as joint tenants with right of survivorship.”

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Exhibit 10.6

SYSOREX GLOBAL HOLDINGS CORP.

AMENDED AND RESTATED

2011 EMPLOYEE STOCK INCENTIVE PLAN

RESTRICTED STOCK AWARD GRANT NOTICE

Sysorex Global Holdings Corp., a Nevada corporation, (the “Company”), pursuant to the Sysorex Global Holdings Corp. 2011 Amended and Restated Employee Stock Incentive Plan, as amended from time to time (the “Plan”), hereby grants to the individual listed below (the “Participant”), in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the number of shares of the Company’s Common Stock set forth below (the “Shares”). This Restricted Stock award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Award Agreement attached hereto as Exhibit A (the “Restricted Stock Agreement”) (including without limitation the restrictions on the Shares set forth in Section 2.2 of the Restricted Stock Agreement (the “Restrictions”)) and the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Restricted Stock Award Grant Notice (the “Grant Notice”) and the Restricted Stock Agreement.

Participant: ____________________

Grant Date: ____________, 2014

Total Number of Shares of Restricted Stock: 5,000 Shares

Vesting Commencement Date: _______________, 2014

Vesting Schedule: Fully vested

By his or her signature and the Company’s signature below, the Participant agrees to be bound by the terms and conditions of the Plan, the Restricted Stock Agreement and this Grant Notice. The Participant has reviewed the Restricted Stock Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Restricted Stock Agreement and the Plan. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, this Grant Notice and/or the Restricted Stock Agreement. In addition, by signing below, the Participant also agrees that the Company or any affiliate of the Company, in its sole discretion, may satisfy any withholding obligations in accordance with Section 2.2(c) of the Restricted Stock Agreement by (i) withholding shares of Common Stock otherwise issuable to the Participant upon vesting of the shares of Restricted Stock, (ii) instructing a broker on the Participant’s behalf to sell shares of Common Stock otherwise issuable to the Participant upon vesting of the shares of Restricted Stock and remit the proceeds of such sale to the Company, or (iii) using any other method permitted by Section 2.2(c) of the Restricted Stock Agreement or the Plan. If the Participant is married, his or her spouse has signed the Consent of Spouse attached to this Grant Notice as Exhibit B.

SYSOREX GLOBAL HOLDINGS CORP.

By:
PARTICIPANT

(Signature)

(Print name)

(Address)

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EXHIBIT A

TO RESTRICTED STOCK AWARD GRANT NOTICE

RESTRICTED STOCK AWARD AGREEMENT

Pursuant to the Restricted Stock Award Grant Notice (the “Grant Notice”) to which this Restricted Stock Award Agreement (the “Agreement”) is attached, Sysorex Global Holdings Corp., a Nevada corporation (the “Company”) has granted to the Participant the number of shares of Restricted Stock (the “Shares”) under the Sysorex Global Holdings Corp. 2011 Amended and Restated Employee Stock Incentive Plan, as amended from time to time (the “Plan”), as set forth in the Grant Notice. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

ARTICLE I.

GENERAL

1.1 Incorporation of Terms of Plan. The Award (as defined below) is subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II.

AWARD OF RESTRICTED STOCK

2.1 Award of Restricted Stock.

(a) Award. Pursuant to the Grant Notice and upon the terms and conditions set forth in the Plan and this Agreement, effective as of the Grant Date set forth in the Grant Notice, the Company has granted to the Participant an award of Restricted Stock (the “Award”) under the Plan in consideration of the Participant’s past and/or continued employment with or service to the Company or the Company’s affiliates, and for other good and valuable consideration which the Committee has determined exceeds the aggregate par value of the Common Stock subject to the Award as of the Grant Date. The number of Shares subject to the Award is set forth in the Grant Notice. The Participant is an Employee, Director or Consultant of the Company or one of the Company’s affiliates.

(b) Book Entry Form; Certificates. At the sole discretion of the Committee, the Shares will be issued in either (i) uncertificated form, with the Shares recorded in the name of the Participant in the books and records of the Company’s transfer agent with appropriate notations regarding the restrictions on transfer imposed pursuant to this Agreement, and upon vesting and the satisfaction of all conditions set forth in Sections 2.2(b) and (d) hereof, the Company shall remove such notations on any such vested Shares in accordance with Section 2.1(e) below; or (ii) certificated form pursuant to the terms of Sections 2.1(c), (d) and (e) below.

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(c) Legend. Certificates representing Shares issued pursuant to this Agreement shall, until all Restrictions (as defined below) imposed pursuant to this Agreement lapse or have been removed and the Shares have thereby become vested or the Shares represented thereby have been forfeited hereunder, bear the following legend (or such other legend as shall be determined by the Administrator):

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Sysorex Global Holdings Corp. Employee Stock Incentive Plan and a Restricted Stock Agreement. Copies of such Plan and Agreement are on file at the offices of Sysorex Global Holdings Corp., 3375 Scott Blvd., Suite 440, Santa Clara, CA 95054.”

(d) Escrow. The Secretary of the Company or such other escrow holder as the Committee may appoint may retain physical custody of any certificates representing the Shares until all of the Restrictions lapse or shall have been removed; in such event, the Participant shall not retain physical custody of any certificates representing unvested Shares issued to him or her. The Participant, by acceptance of the Award, shall be deemed to appoint, and does so appoint, the Company and each of its authorized representatives as the Participant’s attorney(s)-in-fact to effect any transfer of unvested forfeited Shares (or Shares otherwise reacquired by the Company hereunder) to the Company as may be required pursuant to the Plan or this Agreement and to execute such documents as the Company or such representatives deem necessary or advisable in connection with any such transfer.

(e) Removal of Notations; Delivery of Certificates Upon Vesting. As soon as administratively practicable after the vesting of any Shares subject to the Award pursuant to Section 2.2(b) hereof, the Company shall, as applicable, either remove the notations on any Shares subject to the Award issued in book entry form which have vested or deliver to the Participant a certificate or certificates evidencing the number of Shares subject to the Award which have vested (or, in either case, such lesser number of Shares as may be permitted pursuant to Section 12 of the Plan). The Participant (or the beneficiary or personal representative of the Participant in the event of the Participant’s death or incapacity, as the case may be) shall deliver to the Company any representations or other documents or assurances required by the Company. The Shares so delivered shall no longer be subject to the Restrictions hereunder.

2.2 Restrictions.

(a) Forfeiture. Notwithstanding any contrary provision of this Agreement, upon the Participant’s Termination of Employment for any or no reason, any portion of the Award (and the Shares subject thereto) which has not vested prior to or in connection with such Termination of Employment (after taking into consideration any accelerated vesting and lapsing of Restrictions, if any, which may occur in connection with such Termination of Employment) shall thereupon be forfeited immediately and without any further action by the Company or the Participant, and the Participant shall have no further right or interest in or with respect to such Shares or such portion of the Award. For purposes of this Agreement, “Restrictions” shall mean the restrictions on sale or other transfer set forth in Section 3.2 hereof and the exposure to forfeiture set forth in this Section 2.2(a).

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(b) Vesting and Lapse of Restrictions. Subject to Section 2.2(a) above, the Award shall vest and Restrictions shall lapse in accordance with the vesting schedule set forth in the Grant Notice (rounding down to the nearest whole Share, except in the case of the final vesting event). In addition, the Company and the Participant acknowledge that the vesting of the Award and lapsing of Restrictions may be subject to acceleration under certain circumstances in accordance with the Participant’s director services agreement with the Company dated as of October __, 2014. In addition, if a Change of Control occurs and the Participant remains an Employee, Director or Consultant at least until immediately prior to the Change of Control, then the Award shall vest in full and Restrictions thereon shall lapse immediately prior to the occurrence of such Change of Control.

(c) Tax Withholding. The Company or the Company’s affiliates shall be entitled to require a cash payment (or to elect, such other form of payment determined in accordance with Section 12 of the Plan) by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to the grant or vesting of the Award or the lapse of the Restrictions hereunder. In satisfaction of the foregoing requirement with respect to the grant or vesting of the Award or the lapse of the Restrictions hereunder, unless otherwise determined by the Company, the Company or the Company’s affiliates shall withhold Shares otherwise issuable under the Award having a fair market value equal to the sums required to be withheld by federal, state and/or local tax law. The number of Shares which shall be so withheld in order to satisfy such federal, state and/or local withholding tax liabilities shall be limited to the number of shares which have a fair market value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum applicable federal, state and/or local tax withholding rates. Notwithstanding any other provision of this Agreement (including without limitation Section 2.1(b) hereof), the Company shall not be obligated to deliver any new certificate representing Shares to the Participant or the Participant’s legal representative or to enter any such Shares in book entry form unless and until the Participant or the Participant’s legal representative, as applicable, shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of the Participant resulting from the grant or vesting of the Award or the issuance of Shares hereunder.

(d) Conditions to Delivery of Shares. Subject to Section 2.1 above, the Shares deliverable under this Award may be either previously authorized but unissued Shares, treasury Shares or Shares purchased on the open market. Such Shares shall be fully paid and nonassessable. Notwithstanding the foregoing, the issuance of such Shares shall not be delayed if and to the extent that such delay would result in a violation of Section 409A of the Code. In the event that the Company delays the issuance of such Shares because it reasonably determines that the issuance of such Shares will violate Section 16 of the Plan, such issuance shall be made at the earliest date at which the Company reasonably determines that issuing such Shares will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii).

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2.3 Consideration to the Company. In consideration of the grant of the Award pursuant hereto, the Participant agrees to render faithful and efficient services to the Company or any affiliate of the Company.

ARTICLE III.

OTHER PROVISIONS

3.1 Section 83(b) Election. If the Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant hereby agrees to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

3.2 Restricted Stock Not Transferable. Until the Restrictions hereunder lapse or expire pursuant to this Agreement and the Shares vest, the Restricted Stock (including any Shares received by holders thereof with respect to Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall be subject to the restrictions on transferability set forth in Section 6.3(B) of the Plan.

3.3 Rights as Stockholder. Except as otherwise provided herein and in Sections 6.3(A), 6.3(B) and 6.3(C) of the Plan, upon the Grant Date, the Participant shall have all the rights of a stockholder of the Company with respect to the Shares, subject to the Restrictions, including, without limitation, voting rights and rights to receive any cash or stock dividends, in respect of the Shares subject to the Award and deliverable hereunder.

3.4 Not a Contract of Service Relationship. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue to serve as an employee or other service provider of the Company or any of the Company’s affiliates or shall interfere with or restrict in any way the rights of the Company and the Company’s affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of the Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or an affiliate of the Company and the Participant.

3.5 Governing Law. The laws of the State of Nevada shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

3.6 Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and any and all applicable state and federal law (collectively, “Applicable Law”). Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award is granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

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3.7 Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board of Directors of the Company or an affiliate of the Company (if the affiliate, rather than the Company, is a party to the Agreement); provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Award in any material way without the prior written consent of the Participant.

3.8 Notices. Any notice to be given under the terms of this Agreement shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to the Participant shall be addressed to the Participant at the Participant’s last address reflected on the Company’s records. Any notice shall be deemed duly given when sent via email or when sent by reputable overnight courier or by certified mail (return receipt requested) through the United States Postal Service.

3.9 Successors and Assigns. The Company or any affiliate of the Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company and its affiliates. Subject to the restrictions on transfer set forth in Section 3.2 hereof, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

3.10 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, then the Plan, the Award and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.11 Entire Agreement. The Plan, the Grant Notice and this Agreement (including all Exhibits thereto, if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and affiliates of the Company and the Participant with respect to the subject matter hereof.

3.12 Limitation on the Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. The Plan, in and of itself, has no assets. The Participant shall have only the rights of a general unsecured creditor of the Company and affiliates of the Company with respect to amounts credited and benefits payable, if any, with respect to the Shares issuable hereunder.

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SYSOREX GLOBAL HOLDINGS CORP.

By:
PARTICIPANT

(Signature)

(Print name)

(Address)

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EXHIBIT B

TO RESTRICTED STOCK AWARD GRANT NOTICE

CONSENT OF SPOUSE

I,                        , spouse of                            , have read and approve the Restricted Stock Award Grant Notice (the “Grant Notice”) to which this Consent of Spouse is attached and the Restricted Stock Award Agreement (the “Agreement”) attached to the Grant Notice. In consideration of issuing to my spouse the shares of the common stock of Sysorex Global Holdings Corp. set forth in the Grant Notice, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares of the common stock of Sysorex Global Holdings Corp. issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated:

Signature of Spouse

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Exhibit 10.7

EMPLOYMENT AGREEMENT

SYSOREX GLOBAL HOLDINGS CORP.

WILLIAM FREDERICK

EMPLOYMENT AGREEMENT

This Employment Agreement (this "Agreement"), effective as of October 1, 2014 (the "Effective Date") is entered into between Sysorex Global Holdings Corp. ("Employer"), and William Frederick ("Employee");

W I T N E S S E T H:

WHEREAS, Employer desires to employ Employee upon the terms and conditions set forth herein; and

WHEREAS, Employee is willing to provide services to Employer and certain of its subsidiaries upon the terms and conditions set forth herein.

A G R E E M E N T S:

NOW, THEREFORE, for and in consideration of the foregoing premises and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, Employer and Employee hereby agree as follows:

1.             EMPLOYMENT

Employer will employ Employee and Employee will accept employment by Employer as a Chief Financial Officer (“CFO”) reporting to the Chief Executive Officer (“CEO”) of Employer. Employee will have such authority, subject to Employer's Certificate of Incorporation and Bylaws, as may be granted from time to time by the CEO or the Board of Directors of Employer. Employee will perform such duties as may be expected from the role of CFO, or as may be specifically assigned from time to time by the Board of Directors or CEO of Employer, which relate to the business of Employer, or its subsidiaries.

2.             ATTENTION AND EFFORT

Employee will devote all of his entire productive time, ability, attention and effort to Employer's business and will skillfully serve its interests during the term of this Agreement. Notwithstanding anything to the contrary in the preceding sentence, Employee may devote reasonable periods of time outside of normal business hours to participation in charitable, civic, community, writing, publishing and/or private investment activities; provided, however, that such activities are permissible only if: (x) any such activity does not interfere with Employee's duties under this Agreement and (y) Employee continues to perform his duties (and no outside activities) at Employer's facilities for an average of 40 hours or more each week during normal business hours.

3.             TERM

Employee is an at will employee whose employment can be terminated by either party at any time for any reason, or for no reason, with or without advance notice.

4.             COMPENSATION

4.1    Base Salary

During the term of this Agreement, Employer agrees to pay or cause to be paid to Employee, and Employee agrees to accept in exchange for the services rendered hereunder by him, the following compensation which shall consist of a salary at the annual rate of Two Hundred Fifty Thousand dollars ($250,000) before all customary payroll deductions. Such salary shall be paid in substantially equal installments and at the same intervals as other officers of Employer are paid (but in no event less frequently than twice per month).

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4.2    Incentive Bonus

Beginning on January 1, 2015, Employee may be entitled to receive a cash bonus equal to twenty-five percent (25%) of Employee’s salary, contingent upon the satisfactory service performance by Employee and the satisfaction of financial metrics that shall be established by the Compensation Committee of the Board of Directors of Employer; provided, however, that the decision of whether or not to pay a bonus shall be made by the Employer in its sole and absolute discretion.

4.3    Equity

Employer shall issue to Employee options to purchase 200,000 shares of common stock of Employer, which shall have an exercise price that will be set by the Compensation Committee of the Board of Directors of Employer in its sole and absolute discretion and will vest, in equal amounts, over the four-year period beginning on the date that is six (6) months after the Effective Date and ending four (4) years and six (6) months after the Effective Date. These options will be subject to the terms of, an option agreement, to be signed by Employer and Employee, and the Employer’s Amended and Restated 2011 Employee Stock Incentive Plan, as may be amended from time to time (the “Plan”).

5.             BENEFITS

During the term of this Agreement, Employee will be entitled to participate, subject to and in accordance with applicable eligibility requirements and other terms and conditions thereof, in the fringe benefit programs applicable to senior management as per Company HR policies. Employee will also be entitled to reimbursement for approved business related expenses based on timely expense reports; travel expenses will be reimbursed according to the Company’s Joint Travel Regulations, a copy of which has been provided to Employee. Employee shall also be entitled to three (3) weeks paid vacation, which shall increase with years of service in accordance with Employer’s policies generally applicable to all employees. Employee shall also be entitled to five (5) paid wellness days and 10 paid federal holidays. Vacation and wellness days are accrued pro rata per pay period.

6.             TERMINATION

Employment of Employee pursuant to this Agreement may be terminated as follows, but in any case, the provisions of Section 7 hereof shall survive the termination of this Agreement and the termination of Employee's employment hereunder:

6.1     By Employer

With or without Cause (as defined below in Section 7.5), Employer may terminate the employment of Employee at any time during the term of employment upon giving Notice of Termination (as defined below).

6.2     By Employee

For any reason or for no reason, Employee may terminate his employment at any time, upon giving Notice of Termination.

6.3     Automatic Termination

This Agreement and Employee's employment hereunder shall terminate automatically upon the death or total disability of Employee. The term "total disability" as used herein shall mean Employee's inability to perform the duties set forth in Section I hereof for a period or periods of 60 consecutive calendar days in any 12-month period as a result of physical or mental illness, loss of legal capacity or any other cause beyond Employee's control, unless Employee is granted a leave of absence by the Board of Directors of Employer. Employee and Employer hereby acknowledge that Employee's ability to perform the duties specified in Section I hereof is of the essence of this Agreement. Termination hereunder shall be deemed to be effective (a) upon Employee's death or (b) at the end of the calendar month in which Employee meets the definition of totally disabled (as defined above).

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6.4     Notice

The term "Notice of Termination" shall mean written notice of termination of Employee's employment. The effective date of the termination of Employee's employment hereunder shall be the date on which the Notice of Termination is delivered to the other party to this Agreement.

7.             TERMINATION PAYMENTS

In the event of termination of the employment of Employee, all compensation and benefits set forth in this Agreement shall terminate immediately except as specifically provided in this Section 7 or required by law.

7.1     Termination Resulting in Termination Payments

If Employer terminates Employee's employment without Cause or because of a Change of Control (defined in Section 7.5), Employee shall be entitled to receive (a) termination payments equal to his base salary at the then current rate and levels for three (3) months from the date of termination after six (6) months of employment and six (6) months from the date of termination after two (2) years of employment, and (b) any unpaid salary which has accrued for services already performed as of the date the Employee's employment termination becomes effective.

7.2     Termination Not Resulting In Termination Payments

In the case of the termination of Employee's employment with the Employer by either party under any circumstances other than those specified in Section 7.1, Employee shall not be entitled to any payments hereunder, other than those set forth in clause (b) of Section 7.1 hereof.

 7.3     Payment Schedule

All termination payments under this Section 7 shall be made to Employee at the same interval as payments of salary were made to Employee immediately prior to termination, provided, however, that if Employer defaults in its valid obligation to make such a payment, and fails to cure such default within thirty (30) days after receiving written notice thereof from the Employee, all remaining termination payments shall accelerate and shall thereupon become due and payable in full.

7.4     Cause

Wherever reference is made in this Agreement to termination being with or without Cause, "Cause" shall include, without limitation, the occurrence of one or more of the following events:

(a)     Failure or refusal to carry out the lawful duties of Employee described in Section 1 hereof or any reasonable directions of the Board of Directors or CEO of Employer made in good faith which failure or refusal, if curable, is not cured within 10 (ten) business days after written notice thereof from the Employer;

(b)     The commission by Employee of any act of gross negligence, fraud or dishonesty causing material harm to the Employer, or any entities in which Employer owns a majority of the voting securities (collectively, the "Affiliates");

(c)     The procurement by Employee of personal gain or profit at the expense of the Employer or from any transaction in which the Employee has an interest which is adverse to the interest of the Employer or any Affiliate, unless Employee shall have obtained the prior written consent of the CEO or Board of Directors of the Employer;

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(d)     Unauthorized use or disclosure of the confidential information or trade secrets of the Employer, except as may be required by law (in which event Employee shall promptly provide the Employer with written notice of such legal requirement which shall be advance written notice where practicable);

(e)     A material breach by Employee of this Agreement, which breach is not cured promptly after written notice from the Employer;

(f)     Conviction of, or a plea of "guilty" or "no contest" to, a felony under the laws of the United States or any state thereof;

(g)     Acts of violence directed at any present, former or prospective employee, independent contractor, vendor, customer or business partner of the Employer;

(h)     The sale, possession or use of illegal drugs on the premises of the Employer or a client of the Employer;

(i)     Misappropriation of the assets of the Employer or other acts of dishonesty related to the business of the Employer and resulting in a material adverse effect on the Employer; or

(j)     Employee, on behalf of himself or the Employer, violates or orders the violation of any laws or governmental regulations applicable to the business of the Employer, resulting in a material adverse effect on the Employer.

In order to constitute "Cause" the termination of Employee's employment must occur within 50 days of the date that any member of the Board of Directors or CEO of the Employer has actual knowledge of the existence of one of the events described in Sections 7.4 (a) or (e) or within 20 days of the date that any member of the Board of Directors or the CEO of Employer has actual acknowledge of the existence of one of the other events which may give rise to "Cause" hereunder. If Employer delivers written notice of one of the grounds for Cause described in Section 7.4 (a) or (e) and the Employee effects a cure of such grounds for Cause then Employee's employment shall continue hereunder in accordance with the terms and conditions of this Agreement. If Employer desires to terminate Employee's employment as a result of subsequent grounds for Cause under Sections 7.4 (a) or (e) (regardless of whether or not such grounds occur under the same subsection of this Section 7.4 as a previous grounds for Cause), then the Employer shall be required to tender a new written notice and afford the Employee another cure opportunity pursuant to this Section 7.4.

7.5    Change of Control

“Change of Control” shall mean: (A) any merger, consolidation, share exchange, division or other reorganization or transaction of Employer (a “Fundamental Transaction”) with any other entity, other than a Fundamental Transaction that results in the voting securities of Employer outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power immediately after such Fundamental Transaction of (i) the Employer’s outstanding securities, (ii) the surviving entity’s outstanding securities, or (iii) in the case of a division, the outstanding securities of each entity resulting from the division, or (B) any sale, transfer or other disposition of all or substantially all of Employer’s assets to one or more unaffiliated other persons in a single transaction or series of related transactions.  For avoidance of doubt, a public offering of securities by Employer or its stockholders shall not constitute a Change of Control.

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8.           CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT

8.1     Assignment of lntellectual Property

All concepts, designs, machines, devices, uses, processes, technology, trade secrets, works of authorship, customer lists, plans, embodiments, inventions, improvements or related work product (collectively "Intellectual Property") which Employee develops, conceives or first reduces to practice during the term of his employment hereunder, whether working alone or with others, shall be the sole and exclusive property of Employer, together with any and all Intellectual Property rights, including, without limitation, patent or copyright rights, related thereto, and Employee hereby assigns to Employer all of such Intellectual Property. "Intellectual Property" shall include only such concepts, designs, machines, devices, uses, processes, technology, trade secrets, customer lists, plans, embodiments, inventions, improvements and work product which (a) relate to Employee's performance of services under this Agreement, to Employer's field of business or to Employer's actual or demonstrably anticipated research or development, whether or not developed, conceived or first reduced to practice during normal business hours or with the use of any equipment, supplies, facilities or trade secret information or other resource of Employer or (b) are developed in whole or in part on Employer's time or developed using Employer's equipment, supplies, facilities or trade secret information, or other resources of Employer, whether or not the work product relates to Employer's field of business or Employer's actual or demonstrably anticipated research.

8.2     Disclosure and Protection of Inventions

Employee shall disclose in writing all concepts, designs, processes, technology, plans, embodiments, inventions or improvements constituting Intellectual Property to Employer promptly after the development thereof. At Employer's request and at Employer's expense, Employee will assist Employer or its designee in efforts to protect all rights relating to such Intellectual Property. Such assistance may include, without limitation, the following: (a) making application in the United States and in foreign countries for a patent or copyright on any work products specified by Employer; (b) executing documents of assignment to Employer or its designee of all of Employee's right, title and interest in and to any work product and related intellectual property rights; and (c) taking such additional action (including, without limitation, the execution and delivery of documents) to perfect, evidence or vest in Employer or its designee all right, title and interest in and to any Intellectual Property and any rights related thereto.

8.3     Nondisclosure; Return of Materials

Employee understands, acknowledges, and agrees that during the course of his employment and the term of any consulting relationship with Employer, he will be exposed to or has access to Employer's Trade Secrets and Confidential Information. As used in this Section 8.3, "Trade Secrets" has the same definition as "trade secret" contained in California Civil Code Section 3426.1 and any successor provision thereof. As used in this Section 8.3, "Confidential information" means any information that is not a Trade Secret but is (a) any confidential or other proprietary information, whether of a technical, business or other nature that is of value to the owner of such information and is treated as confidential (including, without limitation, information about employees, customers, marketing strategies, services, business or technical plans and proposals, in any form); (b) any other information identified by Employer as "Confidential Information"; or (c) any other information relating to Employer that is or should be reasonably understood to be confidential or proprietary. During the term of his employment by Employer and thereafter for a period ending on the date which is five (5) years following the date of termination of such employment, Employee shall not disclose any Confidential Information to any third party, except as stated in this Section 8.3. Further, at no time shall Employee disclose any Trade Secret to a third party in contravention of the Uniform Trade Secrets Act, as adopted by the State of California. Employee may only disclose Confidential Information to a third party (a) if required to be disclosed pursuant to law, provided the Employee uses reasonable efforts to give Employer reasonable notice of such required disclosure, and cooperates in any attempts by Employer to obtain a protective order or other similar protection against disclosure of the Confidential Information; or (b) if disclosed with the prior written consent of Employer. Employee may disclose relevant aspects of Confidential Information or Trade Secrets to other of Employer's officers, employees, and consultants on a need-to-know basis, as determined by Employee in his reasonable judgment. In the event of the termination of his employment with Employer or the expiration of this Agreement, Employee, within fifteen (15) days of such termination or expiration, shall return to Employer all documents, data and other materials of whatever nature related to Employer's Trade Secrets, Confidential Information, and Intellectual Property, including, without limitation, drawings, specifications, research, reports, embodiments, software, and manuals, then in Employee's direct or indirect possession. Employee shall not retain or cause or allow any third party to retain photocopies or other reproductions of the foregoing. Notwithstanding anything to the contrary in this Section 8.3, information publicly known that is generally employed by the trade at or after the time that Employee first learns of such information (other than as a result of Employee's breach of this Agreement), shall not be deemed "Confidential Information".

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9.           REPRESENTATIONS AND WARRANTIES

In order to induce Employer to enter into this Agreement, Employee represents and warrants to Employer as follows:

9.1     No Violation of Other Agreements

Neither the execution nor the performance of this Agreement by Employee will violate or conflict in any way with any other agreement by which Employee may be bound, or with any other duties imposed upon Employee by corporate or other statutory or common law.

9.2     Patents, Etc.

Employee has prepared and attached hereto as Schedule 9.2 a list of all inventions, patent applications and patents made or conceived by Employee prior to the date hereof, which are subject to prior agreement or which Employee desires to exclude from this Agreement, or, if no such list is attached, Employee hereby represents and warrants to Employer that there are no such inventions, patent applications or patents.

10.           NOTICE AND CURE OF BREACH

Whenever a breach of this Agreement by either party is relied upon as justification for any action taken by the other party pursuant to any provision of this Agreement, other than pursuant to the definition of "Cause" set forth in Section 7.4 hereof, before such action is taken, the party asserting the breach of this Agreement shall give the other party at least ten (10) days prior written notice of the existence and the nature of such breach before taking further action hereunder and shall give the party purportedly in breach of this Agreement the opportunity to correct such breach during the ten-day period.

11.           FORM OF NOTICE

Except as may be otherwise provided in this Agreement, all notices and other communications required or permitted hereunder shall be in writing and shall be conclusively deemed to have been duly given to a party (a) when hand delivered to that party; (b) when received when sent by e-mail or facsimile (provided, however, that notices given by e-mail or facsimile shall not be effective unless either (i) a duplicate copy of such e-mail or facsimile notice is promptly given by one of the other methods described in this Section 11 or (ii) the receiving Party delivers a written confirmation of receipt for such notice either by e-mail, facsimile or any other method described in this Section 11; (c) three (3) business days after deposit in the U.S. mail with first class, registered or certified mail postage prepaid, return receipt requested and addressed to the other Party as set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to that party as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

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TO EMPLOYER:	Sysorex Global Holdings Corp.
2479 E. Bayshore Road, Suite 195
Palo Alto, CA 94303
Facsimile: (408) 824-1543
Attention: Nadir Ali, CEO
E-mail: ali@sysorex.com

TO EMPLOYEE:	William Frederick
879 Poppy Court
Sunnyvale, CA 94086
E-mail: Will.Frederick@yahoo.com

A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 11 by giving the other party written notice of the new address in the manner set forth above.

12.           ASSIGNMENT

This Agreement is personal to Employee and shall not be assignable by Employee. Employer may assign its rights hereunder to (a) any corporation resulting from any merger, consolidation or other reorganization to which Employer is a party or (b) any corporation, partnership, association or other person to which Employer may transfer all or substantially all of the assets and business of Employer existing at such time. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

13.           WAIVERS

No delay or failure by any party hereto in exercising, protecting or enforcing any of its rights, titles, interests or remedies hereunder, and no course of dealing or performance with respect thereto, shall constitute a waiver thereof. The express waiver by a party hereto of any right, title, interest or remedy in a particular instance or circumstance shall not constitute a waiver thereof in any other instance or circumstance. All rights and remedies shall be cumulative and not exclusive of any other rights or remedies.

14.           ARBITRATION

Any controversies or claims arising out of or relating to this Agreement shall be fully and finally settled by arbitration held in Palo Alto, California in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association then in effect (the "AAA Rules"), conducted by one arbitrator either mutually agreed upon by Employer and Employee or chosen in accordance with the AAA Rules, except that the parties thereto shall have any right to discovery as would be permitted by the Federal Rules of Civil Procedure for a period of 90 days following the commencement of such arbitration and the arbitrator thereof shall resolve any dispute which arises in connection with such discovery. Employer shall pay the costs and expenses of such arbitration, but each party shall separately pay its counsel fees and expenses. Notwithstanding anything to the contrary in this Section 14, Employer may seek provisional injunctive relief from any court of competent jurisdiction in aid of the arbitration, to prevent any award from being rendered ineffectual or to protect its Trade Secrets and/or Confidential Information. Seeking such relief shall not be a waiver of Employer's right to compel arbitration.

15.           AMENDMENTS IN WRITING

No amendment, modification, waiver, termination or discharge of any provision of this Agreement, nor consent to any departure therefrom by either party hereto, shall in any event be effective unless the same shall be in writing, specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by Employer and Employee, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by Employer and Employee.

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16.           APPLICABLE LAW

This Agreement shall in all respects, including all matters of construction, validity and performance, be governed by, and construed and enforced in accordance with, the laws of the state of California without regard to any rules governing conflicts of laws.

17.           HEADINGS

All headings used herein are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement.

18.           COUNTERPARTS

This Agreement, and any amendment or modification entered into pursuant to Section 15 hereof, may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same instrument.

19.           ENTIRE AGREEMENT

This Agreement on and as of the date hereof constitutes the entire agreement between Employer and Employee with respect to the subject matter hereof and all prior or contemporaneous oral or written communications, understandings or agreements (including without limitation that certain Offer Letter accepted by the Employee on September 15, 2014) between Employer and Employee with respect to such subject matter are hereby superseded and nullified in their entireties.

20.           SEVERABILITY

If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in this Agreement, then such unenforceable covenant shall be deemed eliminated from this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.

[Signature pages follow]

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IN WITNESS. WHEREOF, the parties have executed and entered into this Agreement as of the Effective Date.

EMPLOYEE:

/s/ William W. Frederick

EMPLOYER:

SYSOREX GLOBAL HOLDINGS CORP.

By:	/s/ Nadir Ali
	Its	CEO

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Exhibit 10.8

EMPLOYMENT AGREEMENT

SYSOREX GLOBAL HOLDINGS CORP.

WENDY LOUNDERMON

EMPLOYMENT AGREEMENT

This Employment Agreement (this "Agreement"), effective as of October 1, 2014 (the "Effective Date") is entered into between Sysorex Global Holdings Corp. ("Employer"), and Wendy Loundermon ("Employee");

W I T N E S S E T H:

WHEREAS, Employer desires to employ Employee upon the terms and conditions set forth herein; and

WHEREAS, Employee is willing to provide services to Employer and certain of its subsidiaries upon the terms and conditions set forth herein;

A G R E E M E N T S:

NOW, THEREFORE, for and in consideration of the foregoing premises and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, Employer and Employee hereby agree as follows:

1.             EMPLOYMENT

Employer will employ Employee and Employee will accept employment by Employer as Vice President of Finance for Employer reporting to the CEO and the Directors of the Employer. Employee will have such authority, subject to Employer's Certificate of Incorporation and Bylaws, as may be granted from time to time by the CEO or the Board of Directors of Employer. Employee will perform such duties as may be assigned from time to time by the Board of Directors or CEO of Employer, which relate to the business of Employer, or its subsidiaries.

2.             ATTENTION AND EFFORT

Employee will devote all of his entire productive time, ability, attention and effort to Employer's business and will skillfully serve its interests during the term of this Agreement. Notwithstanding anything to the contrary in the preceding sentence, Employee may devote reasonable periods of time outside of normal business hours to participation in charitable, civic, community, writing, publishing and/or private investment activities; provided, however, that such activities are permissible only if: (x) any such activity does not interfere with Employee's duties under this Agreement, and (y) Employee continues to perform his duties (and no outside activities) at Employer's facilities for an average of 40 hours or more each week during normal business hours.

3.             TERM

Employee is an at will employee whose employment can be terminated by either party at any time for any reason, or for no reason, with or without advance notice.

4.             COMPENSATION

4.1    Base Salary

During the term of this Agreement, Employer agrees to pay or cause to be paid to Employee, and Employee agrees to accept in exchange for the services rendered hereunder by him, the following compensation which shall consist of a salary at the annual rate of Two Hundred Thousand dollars ($200,000) before all customary payroll deductions. Such salary shall be paid in substantially equal installments and at the same intervals as other officers of Employer are paid (but in no event less frequently than twice per month).

4.2    Incentive Bonus

Employee may also be entitled to benefits customarily provided to senior management, including but not limited to stock options or a cash bonus (the “Incentive Bonus”) which may subject to the satisfaction of certain financial goals and sales and profit targets as shall be determined by the Employer. The amounts, terms and conditions of any Incentive Bonus shall be determined by the Company’s Compensation Committee in its sole discretion.

5.             BENEFITS

During the term of this Agreement, Employee will be entitled to participate, subject to and in accordance with applicable eligibility requirements and other terms and conditions thereof, in the fringe benefit programs applicable to senior management as per Company HR policies. Employee will also be entitled to reimbursement for approved business related expenses based on timely expense reports; travel expenses will be reimbursed according to the Company’s Joint Travel Regulations, a copy of which has been provided to Employee. Employee shall also be entitled to four (4) weeks paid vacation, which shall increase with years of service in accordance with Employer’s policies generally applicable to all employees. Employee shall also be entitled to five (5) paid wellness days and 10 paid federal holidays. Vacation and wellness days are accrued pro rata per pay period.

6.             TERMINATION

Employment of Employee pursuant to this Agreement may be terminated as follows, but in any case, the provisions of Section 7 hereof shall survive the termination of this Agreement and the termination of Employee's employment hereunder:

6.1     By Employer

With or without Cause (as defined below in Section 7.5), Employer may terminate the employment of Employee at any time during the term of employment upon giving Notice of Termination (as defined below).

6.2     By Employee

For any reason or for no reason, Employee may terminate his employment at any time, upon giving Notice of Termination.

6.3     Automatic Termination

This Agreement and Employee's employment hereunder shall terminate automatically upon the death or total disability of Employee. The term "total disability" as used herein shall mean Employee's inability to perform the duties set forth in Section I hereof for a period or periods of 60 consecutive calendar days in any 12-month period as a result of physical or mental illness, loss of legal capacity or any other cause beyond Employee's control, unless Employee is granted a leave of absence by the CEO or Board of Directors of Employer. Employee and Employer hereby acknowledge that Employee's ability to perform the duties specified in Section I hereof is of the essence of this Agreement. Termination hereunder shall be deemed to be effective (a) upon Employee's death or (b) at the end of the calendar month in which Employee meets the definition of totally disabled (as defined above).

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6.4     Notice

The term "Notice of Termination" shall mean written notice of termination of Employee's employment. The effective date of the termination of Employee's employment hereunder shall be the date on which the Notice of Termination is delivered to the other party to this Agreement.

7.             TERMINATION PAYMENTS

In the event of termination of the employment of Employee, all compensation and benefits set forth in this Agreement shall terminate immediately except as specifically provided in this Section 7 or required by law.

7.1     Termination Resulting in Termination Payments

If Employer terminates Employee's employment without Cause or because of a Change of Control (defined in Section 7.5), Employee shall be entitled to receive (a) termination payments equal to his base salary at the then current rate and levels for twelve (12) months from the date of termination, and (b) any unpaid salary which has accrued for services already performed as of the date the Employee's employment termination becomes effective.

7.2     Termination Not Resulting In Termination Payments

In the case of the termination of Employee's employment with the Employer by either party under any circumstances other than those specified in Section 7.1, Employee shall not be entitled to any payments hereunder, other than those set forth in clause (b) of Section 7.1 hereof.

7.3    Payment Schedule

All termination payments under this Section 7 shall be made to Employee at the same interval as payments of salary were made to Employee immediately prior to termination, provided, however, that if Employer defaults in its valid obligation to make such a payment, and fails to cure such default within thirty (30) days after receiving written notice thereof from the Employee, all remaining termination payments shall accelerate and shall thereupon become due and payable in full.

7.4     Cause

Wherever reference is made in this Agreement to termination being with or without Cause, "Cause" shall include, without limitation, the occurrence of one or more of the following events:

(a)     Failure or refusal to carry out the lawful duties of Employee described in Section 1 hereof or any reasonable directions of the CEO or Board of Directors of Employer made in good faith which failure or refusal, if curable, is not cured within ten (10) business days after written notice thereof from the Employer;

(b)     The commission by Employee of any act of gross negligence, fraud or dishonesty causing material harm to the Employer, or any entities in which Employer owns a majority of the voting securities (collectively, the "Affiliates");

(c)     The procurement by Employee of personal gain or profit at the expense of the Employer or from any transaction in which the Employee has an interest which is adverse to the interest of the Employer or any Affiliate, unless Employee shall have obtained the prior written consent of the CEO or Board of Directors of the Employer;

(d)     Unauthorized use or disclosure of the confidential information or trade secrets of the Employer, except as may be required by law (in which event Employee shall promptly provide the Employer with written notice of such legal requirement which shall be advance written notice where practicable);

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(e)     A material breach by Employee of this Agreement, which breach is not cured promptly after written notice from the Employer;

(f)     Conviction of, or a plea of "guilty" or "no contest" to, a felony under the laws of the United States or any state thereof;

(g)     Acts of violence directed at any present, former or prospective employee, independent contractor, vendor, customer or business partner of the Employer;

(h)      The sale, possession or use of illegal drugs on the premises of the Employer or a client of the Employer;

(i)     Misappropriation of the assets of the Employer or other acts of dishonesty related to the business of the Employer and resulting in a material adverse effect on the Employer; or

(j)     Employee, on behalf of himself or the Employer, violates or orders the violation of any laws or governmental regulations applicable to the business of the Employer, resulting in a material adverse effect on the Employer.

In order to constitute "Cause" the termination of Employee's employment must occur within 50 days of the date that any member of the Board of Directors or CEO of the Employer has actual knowledge of the existence of one of the events described in Sections 7.4 (a) or (e) or within 20 days of the date that any member of the Board of Directors or the CEO of Employer has actual acknowledge of the existence of one of the other events which may give rise to "Cause" hereunder. If Employer delivers written notice of one of the grounds for Cause described in Section 7.4 (a) or (e) and the Employee effects a cure of such grounds for Cause then Employee's employment shall continue hereunder in accordance with the terms and conditions of this Agreement. If Employer desires to terminate Employee's employment as a result of subsequent grounds for Cause under Sections 7.4 (a) or (e) (regardless of whether or not such grounds occur under the same subsection of this Section 7.4 as a previous grounds for Cause), then the Employer shall be required to tender a new written notice and afford the Employee another cure opportunity pursuant to this Section 7.4.

7.5    Change of Control

“Change of Control” shall mean: (A) any merger, consolidation, share exchange, division or other reorganization or transaction of Employer (a “Fundamental Transaction”) with any other entity, other than a Fundamental Transaction that results in the voting securities of Employer outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power immediately after such Fundamental Transaction of (i) the Employer’s outstanding securities, (ii) the surviving entity’s outstanding securities, or (iii) in the case of a division, the outstanding securities of each entity resulting from the division, or (B) any sale, transfer, or other disposition of all or substantially all of Employer’s assets to one or more unaffiliated other persons in a single transaction or series of related transactions. For avoidance of doubt, a public offering of securities by Employer or its stockholders shall not constitute a Change of Control.

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8.             CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT

8.1     Assignment of lntellectual Property

All concepts, designs, machines, devices, uses, processes, technology, trade secrets, works of authorship, customer lists, plans, embodiments, inventions, improvements or related work product (collectively "Intellectual Property") which Employee develops, conceives or first reduces to practice during the term of his employment hereunder, whether working alone or with others, shall be the sole and exclusive property of Employer, together with any and all Intellectual Property rights, including, without limitation, patent or copyright rights, related thereto, and Employee hereby assigns to Employer all of such Intellectual Property. "Intellectual Property" shall include only such concepts, designs, machines, devices, uses, processes, technology, trade secrets, customer lists, plans, embodiments, inventions, improvements and work product which (a) relate to Employee's performance of services under this Agreement, to Employer's field of business or to Employer's actual or demonstrably anticipated research or development, whether or not developed, conceived or first reduced to practice during normal business hours or with the use of any equipment, supplies, facilities or trade secret information or other resource of Employer or (b) are developed in whole or in part on Employer's time or developed using Employer's equipment, supplies, facilities or trade secret information, or other resources of Employer, whether or not the work product relates to Employer's field of business or Employer's actual or demonstrably anticipated research.

8.2     Disclosure and Protection of Inventions

Employee shall disclose in writing all concepts, designs, processes, technology, plans, embodiments, inventions or improvements constituting Intellectual Property to Employer promptly after the development thereof. At Employer's request and at Employer's expense, Employee will assist Employer or its designee in efforts to protect all rights relating to such Intellectual Property. Such assistance may include, without limitation, the following: (a) making application in the United States and in foreign countries for a patent or copyright on any work products specified by Employer; (b) executing documents of assignment to Employer or its designee of all of Employee's right, title and interest in and to any work product and related intellectual property rights; and (c) taking such additional action (including, without limitation, the execution and delivery of documents) to perfect, evidence or vest in Employer or its designee all right, title and interest in and to any Intellectual Property and any rights related thereto.

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8.3     Nondisclosure; Return of Materials

Employee understands, acknowledges, and agrees that during the course of his employment and the term of any consulting relationship with Employer, he will be exposed to or has access to Employer's Trade Secrets and Confidential Information. As used in this Section 8.3, "Trade Secrets" has the same definition as "trade secret" contained in California Civil Code Section 3426.1 and any successor provision thereof. As used in this Section 8.3, "Confidential information" means any information that is not a Trade Secret but is (a) any confidential or other proprietary information, whether of a technical, business or other nature that is of value to the owner of such information and is treated as confidential (including, without limitation, information about employees, customers, marketing strategies, services, business or technical plans and proposals, in any form); (b) any other information identified by Employer as "Confidential Information"; or (c) any other information relating to Employer that is or should be reasonably understood to be confidential or proprietary. During the term of his employment by Employer and thereafter for a period ending on the date which is five (5) years following the date of termination of such employment, Employee shall not disclose any Confidential Information to any third party, except as stated in this Section 8.3. Further, at no time shall Employee disclose any Trade Secret to a third party in contravention of the Uniform Trade Secrets Act, as adopted by the State of California. Employee may only disclose Confidential Information to a third party (a) if required to be disclosed pursuant to law, provided the Employee uses reasonable efforts to give Employer reasonable notice of such required disclosure, and cooperates in any attempts by Employer to obtain a protective order or other similar protection against disclosure of the Confidential Information; or (b) if disclosed with the prior written consent of Employer. Employee may disclose relevant aspects of Confidential Information or Trade Secrets to other of Employer's officers, employees, and consultants on a need-to-know basis, as determined by Employee in his reasonable judgment. In the event of the termination of his employment with Employer or the expiration of this Agreement, Employee, within fifteen (15) days of such termination or expiration, shall return to Employer all documents, data and other materials of whatever nature related to Employer's Trade Secrets, Confidential Information, and Intellectual Property, including, without limitation, drawings, specifications, research, reports, embodiments, software, and manuals, then in Employee's direct or indirect possession. Employee shall not retain or cause or allow any third party to retain photocopies or other reproductions of the foregoing. Notwithstanding anything to the contrary in this Section 8.3, information publicly known that is generally employed by the trade at or after the time that Employee first learns of such information (other than as a result of Employee's breach of this Agreement), shall not be deemed "Confidential Information".

9.            REPRESENTATIONS AND WARRANTIES

In order to induce Employer to enter into this Agreement, Employee represents and warrants to Employer as follows:

9.1     No Violation of Other Agreements

Neither the execution nor the performance of this Agreement by Employee will violate or conflict in any way with any other agreement by which Employee may be bound, or with any other duties imposed upon Employee by corporate or other statutory or common law.

9.2     Patents, Etc.

Employee has prepared and attached hereto as Schedule 9.2 a list of all inventions, patent applications and patents made or conceived by Employee prior to the date hereof, which are subject to prior agreement or which Employee desires to exclude from this Agreement, or, if no such list is attached, Employee hereby represents and warrants to Employer that there are no such inventions, patent applications or patents.

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10.           NOTICE AND CURE OF BREACH

Whenever a breach of this Agreement by either party is relied upon as justification for any action taken by the other party pursuant to any provision of this Agreement, other than pursuant to the definition of "Cause" set forth in Section 7.4 hereof, before such action is taken, the party asserting the breach of this Agreement shall give the other party at least ten (10) days prior written notice of the existence and the nature of such breach before taking further action hereunder and shall give the party purportedly in breach of this Agreement the opportunity to correct such breach during the ten-day period.

11.           FORM OF NOTICE

Except as may be otherwise provided in this Agreement, all notices and other communications required or permitted hereunder shall be in writing and shall be conclusively deemed to have been duly given to a party (a) when hand delivered to that party; (b) when received when sent by e-mail or facsimile (provided, however, that notices given by e-mail or facsimile shall not be effective unless either (i) a duplicate copy of such e-mail or facsimile notice is promptly given by one of the other methods described in this Section 11 or (ii) the receiving Party delivers a written confirmation of receipt for such notice either by e-mail, facsimile or any other method described in this Section 11; (c) three (3) business days after deposit in the U.S. mail with first class, registered or certified mail postage prepaid, return receipt requested and addressed to the other Party as set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to that party as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

TO EMPLOYER:	Sysorex Global Holdings Corp.
2479 E. Bayshore Road, Suite 195
Palo Alto, CA 94303
Facsimile: (408) 824-1543
Attention: Nadir Ali, CEO
E-mail: ali@sysorex.com

TO EMPLOYEE:	Wendy Loundermon 5436 Heredity Lane Gainesville, VA 20155 E-mail: wloundermon@yahoo.com

A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 11 by giving the other party written notice of the new address in the manner set forth above.

12.           ASSIGNMENT

This Agreement is personal to Employee and shall not be assignable by Employee. Employer may assign its rights hereunder to (a) any corporation resulting from any merger, consolidation or other reorganization to which Employer is a party or (b) any corporation, partnership, association or other person to which Employer may transfer all or substantially all of the assets and business of Employer existing at such time. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

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13.           WAIVERS

No delay or failure by any party hereto in exercising, protecting or enforcing any of its rights, titles, interests or remedies hereunder, and no course of dealing or performance with respect thereto, shall constitute a waiver thereof. The express waiver by a party hereto of any right, title, interest or remedy in a particular instance or circumstance shall not constitute a waiver thereof in any other instance or circumstance. All rights and remedies shall be cumulative and not exclusive of any other rights or remedies.

14.           ARBITRATION

Any controversies or claims arising out of or relating to this Agreement shall be fully and finally settled by arbitration held in Palo Alto, California in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association then in effect (the "AAA Rules"), conducted by one arbitrator either mutually agreed upon by Employer and Employee or chosen in accordance with the AAA Rules, except that the parties thereto shall have any right to discovery as would be permitted by the Federal Rules of Civil Procedure for a period of 90 days following the commencement of such arbitration and the arbitrator thereof shall resolve any dispute which arises in connection with such discovery. Employer shall pay the costs and expenses of such arbitration, but each party shall separately pay its counsel fees and expenses. Notwithstanding anything to the contrary in this Section 14, Employer may seek provisional injunctive relief from any court of competent jurisdiction in aid of the arbitration, to prevent any award from being rendered ineffectual or to protect its Trade Secrets and/or Confidential Information. Seeking such relief shall not be a waiver of Employer's right to compel arbitration.

15.           AMENDMENTS IN WRITING

No amendment, modification, waiver, termination or discharge of any provision of this Agreement, nor consent to any departure therefrom by either party hereto, shall in any event be effective unless the same shall be in writing, specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by Employer and Employee, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by Employer and Employee.

16.           APPLICABLE LAW

This Agreement shall in all respects, including all matters of construction, validity and performance, be governed by, and construed and enforced in accordance with, the laws of the state of California without regard to any rules governing conflicts of laws.

17.           HEADINGS

All headings used herein are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement.

18.           COUNTERPARTS

This Agreement, and any amendment or modification entered into pursuant to Section 15 hereof, may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same instrument.

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19.           ENTIRE AGREEMENT

This Agreement on and as of the date hereof constitutes the entire agreement between Employer and Employee with respect to the subject matter hereof and all prior or contemporaneous oral or written communications, understandings or agreements with respect to such subject matter are hereby superseded and nullified in their entireties.

20.           SEVERABILITY

If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in this Agreement, then such unenforceable covenant shall be deemed eliminated from this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.

[Signature pages follow]

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IN WITNESS. WHEREOF, the parties have executed and entered into this Agreement as of the Effective Date.

EMPLOYEE:

/s/ Wendy Loundermon

EMPLOYER:

SYSOREX GLOBAL HOLDINGS CORP.

By:	/s/ Nadir Ali
	Its	CEO

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Exhibit 10.9

SYSOREX GLOBAL HOLDINGS CORP.

2011 EMPLOYEE STOCK INCENTIVE PLAN

INCENTIVE STOCK OPTION AGREEMENT

This INCENTIVE STOCK OPTION AGREEMENT (the "Option Agreement"), dated as of the __ day of ___________, 2014 (the "Grant Date"), is between Sysorex Global Holdings Corp., a Nevada corporation (the "Company"), and ___________________(the "Optionee"), a key employee of the Company or of a Subsidiary of the Company (a "Related Corporation"), pursuant to the Sysorex Global Holdings Corp. 2011 Employee Stock Incentive Plan (the "Plan").

WHEREAS, the Company desires to give the Optionee the opportunity to purchase shares of common stock of the Company, par value $0.001 ("Common Shares") in accordance with the provisions of the Plan, a copy of which is attached hereto;

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto, intending to be legally bound hereby, agree as follows:

1.          Grant of Option. The Company hereby grants to the Optionee the right and option (the "Option") to purchase all or any part of an aggregate of ________________Common Shares. The Option is in all respects limited and conditioned as hereinafter provided, and is subject in all respects to the terms and conditions of the Plan now in effect and as it may be amended from time to time (but only to the extent that such amendments apply to outstanding options). Such terms and conditions are incorporated herein by reference, made a part hereof, and shall control in the event of any conflict with any other terms of this Option Agreement. The Option granted hereunder is intended to be an incentive stock option ("ISO") meeting the requirements of the Plan and Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and not a nonqualified stock option ("NQSO").

2.          Exercise Price. The exercise price of the Common Shares covered by this Option shall be $______ per share. It is the determination of the committee administering the Plan (the "Committee") that on the Grant Date the exercise price was not less than the greater of (i) 100% (110% for an Optionee who owns more than 10% of the total combined voting power of all shares of stock of the Company or of a Related Corporation - a "More-Than-10% Owner") of the "Fair Market Value" (as defined in the Plan) of a Common Share, or (ii) the par value of a Common Share.

3.          Term. Unless earlier terminated pursuant to any provision of the Plan or of this Option Agreement, this Option shall expire on ________________(the "Expiration Date"), which date is not more than 10 years (five [5] years in the case of a More- Than-10% Owner) from the Grant Date. This Option shall not be exercisable on or after the Expiration Date.

4.          Exercise of Option. The Option shall vest and become immediately exercisable to the extent of ____________shares on the Grant Date and to the remaining __________ shares in __________ increments on each of the first ___________ anniversary dates from the Grant Date.

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5.          Method of Exercising Option. Subject to the terms and conditions of this Option Agreement and the Plan, the Option may be exercised by written notice to the Company at its principal office. The form of such notice is attached hereto and shall state the election to exercise the Option and the number of whole shares with respect to which it is being exercised; shall be signed by the person or persons so exercising the Option; and shall be accompanied by payment of the full exercise price .of such shares. Only full shares will be issued.

The exercise price shall be paid to the Company:

(a)         in cash, or by certified check, bank draft, or postal or express money order;

(b)         through the delivery of Common Shares previously acquired by the Optionee;

(c)         by delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount necessary to pay the exercise price of the Option;

(d)         in Common Shares newly acquired by the Optionee upon exercise of the Option (which shall constitute a disqualifying disposition with respect to this ISO); or

(e)         in any combination of (a), (b), (c) or (d) above.

(f)         Cashless Exercise. At the option of the Optionee, the Optionee may exercise all or a portion of the Option, without a cash payment of the Exercise Price, through a reduction in the number of Shares issuable upon the exercise of the Option. Such reduction may be effected by designating that the number of Shares issuable to the Optionee upon such exercise shall be reduced by the number of shares of Common Stock having an aggregate Fair Market Value as of the date of exercise equal to the amount of the aggregate purchase price for such exercise as to the number of Common Shares to be issued to the Optionee upon such exercise.

In the event the exercise price is paid, in whole or in part, with Common Shares, the portion of the exercise price so paid shall be equal to the Fair Market Value of the Common Shares surrendered on the date of exercise.

Upon receipt of notice of exercise and payment, the Company shall deliver a certificate or certificates representing the Common Shares with respect to which the Option is so exercised. The Optionee shall obtain the rights of a shareholder upon receipt of a certificate(s) representing such Common Shares.

Such certificate(s) shall be registered in the name of the person so exercising the Option (or, if the Option is exercised by the Optionee and if the Optionee so requests in the notice exercising the Option, shall be registered in the name of the Optionee and the Optionee's spouse, jointly, with right of survivorship), and shall be delivered as provided above to, or upon the written order of, the person exercising the Option. In the event the Option is exercised by any person after the death or disability (as determined in accordance with Section 22(e)(3) of the Code) of the Optionee, the notice shall be accompanied by appropriate proof of the right of such person to exercise the Option. All Common Shares that are purchased upon exercise of the Option as provided herein shall be fully paid and non-assessable.

Upon exercise of the Option, Optionee shall be responsible for all employment and income taxes then or thereafter due (whether Federal, State or local), and if the Optionee does not remit to the Company sufficient cash (or, with the consent of the Committee, Common Shares) to satisfy all applicable withholding requirements, the Company shall be entitled to satisfy any withholding requirements for any such tax by disposing of Common Shares at exercise, withholding cash from Optionee's salary or other compensation or such other means as the Committee considers appropriate to the fullest extent permitted by applicable law. Nothing in the preceding sentence shall impair or limit the Company's rights with respect to satisfying withholding obligations under Section 10 of the Plan.

6.         Non-Transferability of Option. This Option is not assignable or transferable, in whole or in part, by the Optionee other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee or, in the event of his or her disability, by his or her guardian or legal representative.

7.         Termination of Employment. If the Optionee's employment with the Company and all Related Corporations is terminated for any reason (other than death or disability) prior to the Expiration Date, then this Option may be exercised by Optionee, to the extent of the number of Common Shares with respect to which the Optionee could have exercised it on the date of such termination of employment, at any time prior to the earlier of (i) the Expiration Date, or (ii) three months after such termination of employment. Any part of the Option that was not exercisable immediately before the termination of Optionee's employment shall terminate at that time.

8.         Disability. If the Optionee becomes disabled (as determined in accordance with section 22(e)(3) of the Code) during his or her employment and, prior to the Expiration Date, the Optionee's employment is terminated as a consequence of such disability, then this Option may be exercised by the Optionee or by the Optionee's legal representative, to the extent of the number of Common Shares with respect to which the Optionee could have exercised it on the date of such termination of employment at any time prior to the earlier of (i) the Expiration Date or (ii) one year after such termination of employment. Any part of the Option that was not exercisable immediately before the Optionee's termination of employment shall terminate at that time.

9.          Death. If the Optionee dies during his or her employment and prior to the Expiration Date, or if the Optionee's employment is terminated for any reason (as described in Paragraphs 7 and 8) and the Optionee dies following his or her termination of employment but prior to the earliest of (i) the Expiration Date, or (ii) the expiration of the period determined under Paragraph 7 or 8 (as applicable to the Optionee), then this Option may be exercised by the Optionee's estate, personal representative or beneficiary who acquired the right to exercise this Option by bequest or inheritance or by reason of the Optionee's death, to the extent of the number of Common Shares with respect to which the Optionee could have exercised it on the date of his or her death, at any time prior to the earlier of (i) the Expiration Date or (ii) one year after the date of the Optionee's death. Any part of the Option that was not exercisable immediately before the Optionee's death shall terminate at that time.

10.         Disqualifying Disposition of Option Shares. The Optionee agrees to give written notice to the Company, at its principal office, if a "disposition" of the Common Shares acquired through exercise of the Option granted hereunder occurs at any time within two years after the Grant Date or within one year after the transfer to the Optionee of such shares. Optionee acknowledges that if such disposition occurs, the Optionee generally will recognize ordinary income as of the date the Option was exercised in an amount equal to the lesser of (i) the Fair Market Value of the Common Shares on the date of exercise minus the exercise price, or (ii) the amount realized on disposition of such shares minus the exercise price. If requested by the Company at the time of and in the case of any such disposition, Optionee shall pay to the Company an amount sufficient to satisfy the Company's federal, state and local withholding tax obligations with respect to such disposition. The provisions of this Section 10 shall apply, whether or not the Optionee is in the employ of the Company at the time of the relevant disposition. For purposes of this Paragraph, the term "disposition" shall have the meaning assigned to such term by section 424(c) of the Code.

11.         Securities Matters. (a) If, at any time, counsel to the Company shall determine that the listing, registration or qualification of the Common Shares subject to the Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of Common Shares hereunder, such Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. The Company shall be under no obligation to apply for or to obtain such listing, registration or qualification, or to satisfy such condition. The Committee shall inform the Optionee in writing of any decision to defer or prohibit the exercise of an Option. During the period that the effectiveness of the exercise of an Option has been deferred or prohibited, the Optionee may, by written notice, withdraw the Optionee's decision to exercise and obtain a refund of any amount paid with respect thereto.

(b)         The Company may require: (i) the Optionee (or any other person exercising the Option in the case of the Optionee's death or Disability) as a condition of exercising the Option, to give written assurances, in substance and form satisfactory to the Company, to the effect that such person is acquiring the Common Shares subject to the Option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to make such other representations or covenants; and (ii) that any certificates for Common Shares delivered in connection with the exercise of the Option bear such legends, in each case as the Company deems necessary or appropriate, in order to comply with federal and applicable state securities laws, to comply with covenants or representations made by the Company in connection with any public offering of its Common Shares or otherwise. The Optionee specifically understands and agrees that the Common Shares, if and when issued upon exercise of the Option, may be "restricted securities," as that term is defined in Rule 144 under the Securities Act of 1933 and, accordingly, the Optionee may be required to hold the shares indefinitely unless they are registered under such Securities Act of 1933, as amended, or an exemption from such registration is available.

(c)         The Optionee shall have no rights as a shareholder with respect to any Common Shares covered by the Option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to the Optionee for such Common Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

12.         Governing Law. This Option Agreement shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the State of Nevada (without reference to the principles of conflict of laws) shall govern the operation of, and the rights of the Optionee under, the Plan and Options granted thereunder.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed this Incentive Stock Option Agreement as of the _________day of __________, 2014.

SYSOREX GLOBAL HOLDINGS CORP.

By:
Name:
Title:

Optionee:

SYSOREX GLOBAL HOLDINGS CORP.

2011 EMPLOYEE STOCK INCENTIVE PLAN

Notice of Exercise of Incentive Stock Option

I hereby exercise the incentive stock option granted to me pursuant to the Incentive Stock Option Agreement dated as of ______________, by Sysorex Global Holdings Corp. (the "Company"), with respect to the following number of shares of the Company's common stock ("Shares"), par value $0.001 per Share, covered by said option:

Number of Shares to be purchased:    __________

Purchase price per Share:                      $ ________

Total purchase price:                             $ ________

_____ A.	Enclosed is cash or my certified check, bank draft, or postal or express money order in the amount of $ in full/partial [circle one] payment for such Shares;

and/or

_____ B.	Enclosed is/are _____ Share(s) with a total fair market value of $_________ on the date hereof in full/partial [circle one] payment for such Shares;

and/or

_____ C.	I have provided notice to [insert name of broker], a broker, who will render full/partial [circle one] payment for such Shares. [Optionee should attach to the notice of exercise provided to such broker a copy of this Notice of Exercise and irrevocable instructions to pay to the Company the full/partial (as elected above) exercise price.]

and/or

_____ D.	I elect to satisfy the payment for Shares purchased hereunder by having the Company withhold newly acquired Shares pursuant to the exercise of the Option. I understand that this will result in a "disqualifying disposition" as described in Section 10 of my Incentive Stock Option Agreement.

and/or

_____ E.	I elect to satisfy the payment for Shares purchased hereunder by having the Company reduce the number of Shares issuable to me equal to the number of Shares having an aggregate Fair Market Value as of the date of exercise equal to the aggregate purchase price for such Shares under the terms of my Incentive Stock Option Agreement.

Please have the certificate or certificates representing the purchased Shares registered in the following name or names*:__________________________________; and sent to:

________________________________________________________________________.

DATED: ____________ ___, 20___

________________________

Optionee's Signature

___________________

* Certificates may be registered in the name of the Optionee alone or in the joint names (with right of survivorship) of the Optionee and his or her spouse.